PRODUCT PROSPECTUS SUPPLEMENT	Product Prospectus Supplement No. VIN-1 to
(To Prospectus Dated May 18, 2010)	Registration Statement Nos. 333-162219 and 333-162219-01
Dated January 3, 2012
Rule 424(b)(5)
The Royal Bank of Scotland plc
RBS NotesSM
fully and unconditionally guaranteed by
    The Royal Bank of Scotland Group plc
Variable Income Notes

•
Variable Income Notes (which we refer to, together with the related guarantees, as the “securities”), are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc that are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc.  The securities will be linked to an equally-weighted Basket of Underlying Shares (each as defined below). We will pay you a periodic cash coupon payment per security (each, a “Coupon Payment”), if any, at a rate (“Coupon Rate”) based upon the arithmetic average of the performance of each Underlying Share within the Basket on each Coupon Valuation Date (as defined below), calculated as described in this product supplement.

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Unless otherwise specified in the applicable pricing supplement (as defined below), in addition to the final Coupon Payment, if any, at maturity, we will pay you a minimum cash payment per security at maturity, which will be 100% of the Original Offering Price, regardless of the performance of the Underlying Shares within the Basket to which your securities are linked. Any payment on the securities (including any coupon payment and the payment at maturity) is subject to the ability of The Royal Bank of Scotland plc, as issuer of the securities, and The Royal Bank of Scotland Group plc, as the guarantor of the issuer’s obligations under the securities, to pay their respective obligations as they become due.

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This product prospectus supplement (which we refer to as the “product supplement”) describes the general terms of the securities and the general manner in which they may be offered and sold. For each offering of the securities, we will provide you with a term sheet or pricing supplement (which we refer to as a “pricing supplement”) that will describe the specific terms of that offering. The pricing supplement will identify any additions or changes to the terms specified in this product supplement. The pricing supplement will also identify a basket (which we refer to as the “Basket”) and the components of the Basket (each component, an “Underlying Share”) to which the securities are linked. The Underlying Shares may be common stock or shares of issuers (which may include non-U.S. equity securities issued through depositary arrangements such as American Depositary Shares, or ADSs), exchange-traded funds or a combination of the foregoing.

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During the term of the securities, you will be entitled to receive a Coupon Payment based upon the Coupon Rate determined on a Coupon Valuation Date. The Coupon Payment determined on each Coupon Valuation Date will be equal to the product of the Original Offering Price, the applicable Coupon Rate and the applicable day-count fraction for such coupon period. The Coupon Rate will be the arithmetic average of the Share Performance of each Underlying Share within the Basket, and may be subject to a minimum fixed percentage per annum specified in the applicable pricing supplement (which we refer to as the “Minimum Coupon Rate”). The Coupon Rate will not be less than 0%. Coupon Payments may be payable annually, semi-annually, quarterly, monthly, or at such other intervals as set forth in the applicable pricing supplement.

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The “Share Performance” of each Underlying Share on each Coupon Valuation Date means: (i) if the Underlying Share Return on a Coupon Valuation Date is greater than or equal to zero (i.e., the Ending Share Price for an Underlying Share on a Coupon Valuation Date is greater than or equal to its Initial Share Price, each as defined below), the Share Performance for such Underlying Share on such Coupon Valuation Date will equal a fixed percentage specified in the applicable pricing supplement (the “Auto-Cap Rate”), in which case, the per annum return on your investment at maturity will not exceed a specified return over the Original Offering Price equal to the Auto-Cap Rate, and (ii) if the Underlying Share Return on a Coupon Valuation Date is less than zero (i.e., the Ending Share Price for an Underlying Share on a Coupon Valuation Date is less than its Initial Share Price), the Share Performance for such Underlying Share on such Coupon Valuation Date will equal the greater of (x) the Underlying Share Return and (y) a minimum percentage specified in the applicable pricing supplement (which we refer to as the “Floor Rate”).

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Alternatively, if specified in the applicable pricing supplement, the Share Performance of each Underlying Share on each Coupon Valuation Date may be the Underlying Share Return on such Coupon Valuation Date, subject to a Floor Rate and/or a maximum percentage, if specified in the applicable pricing supplement (which we refer to as the “Cap Rate”), in which case, the per annum return on your investment at maturity will not exceed a specified return over the Original Offering Price equal to the Cap Rate.

•	The “Underlying Share Return” of each Underlying Share means the percentage increase or decrease in the price of such Underlying Share from its Initial Share Price to its Ending Share Price.

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The applicable pricing supplement will specify the Initial Share Prices, Minimum Coupon Rate, Coupon Valuation Date(s), the Floor Rate and/or the Cap Rate or Auto-Cap Rate, if applicable, for your securities. We may determine the actual Initial Share Prices, Minimum Coupon Rate, Coupon Valuation Date(s), the Floor Rate and/or the Cap Rate or Auto-Cap Rate, if applicable, on the “pricing date” of the securities, which will be the date the securities are priced for initial sale to the public.

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Each security will have an initial public offering price as set forth in the applicable pricing supplement (the “Original Offering Price”). The securities will be issued in denominations of the Original Offering Price or in integral multiples thereof. The pricing supplement may also set forth a minimum number of securities that you must purchase.

•	Unless provided for in the applicable pricing supplement, the securities will not be listed on any securities exchange or quotation system.

The securities involve risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on S-13. The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement or prospectus or any applicable pricing supplement are truthful or complete. Any representation to the contrary is a criminal offense.

RBS Securities Inc.

ABOUT THIS PRODUCT SUPPLEMENT

As used in this product supplement, “RBS plc,” “we,” “us,” “our” and “the Bank” refer to The Royal Bank of Scotland plc, “RBSG” refers to The Royal Bank of Scotland Group plc, “Group” means The Royal Bank of Scotland Group plc together with its subsidiaries consolidated in accordance with International Financial Reporting Standards, “RBSSI” refers to RBS Securities Inc., and references to “dollars” and “$” are to United States dollars.

The securities are our unsecured and unsubordinated obligations issued as part of our RBS NotesSM program and guaranteed by RBSG. RBS NotesSM is a service mark of The Royal Bank of Scotland N.V., one of our affiliates.

This product supplement, together with the applicable pricing supplement, set forth certain terms of the securities and supplements the prospectus dated May 18, 2010 relating to our debt securities of which the securities are part. This product supplement is a "prospectus supplement" referred to in the prospectus. You may access the prospectus on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 18, 2010:
http://www.sec.gov/Archives/edgar/data/729153/000095010310001492/dp17682_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 729153.

This product supplement, together with the applicable pricing supplement and the prospectus described above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this product supplement, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

It is important for you to read and consider all information contained in the applicable pricing supplement, this product supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in the accompanying prospectus.

We have not authorized anyone to provide information other than contained in this product supplement, the applicable pricing supplement and the accompanying prospectus with respect to the securities. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This document may only be used where it is legal to sell these securities. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. Neither the delivery of this product supplement or the accompanying prospectus, nor any sale made hereunder and thereunder will, under any circumstances, create any implication that there has been no change in the affairs of RBS plc or RBSG since the date of the product supplement or that the information contained or incorporated by reference in the accompanying prospectus is correct as of any time subsequent to the date of such information.

The information set forth in this product supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the securities. These persons should consult their own legal and financial advisors concerning these matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

RBSG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, RBSG files reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports and other information regarding RBSG that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov. You can find information RBSG has filed with the SEC by reference to file number 1-10306.

The SEC allows us to incorporate by reference much of the information RBSG files with it, which means that we and RBSG can disclose important information to you by referring you to those publicly available documents. The information that we and RBSG incorporate by reference in this product supplement is considered to be part of this product supplement. Because we and RBSG are incorporating by reference future filings with the SEC, this product supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this product supplement. This means that you must look at all of the SEC filings that we and RBSG incorporate by reference to determine if any of the statements in this product supplement or in any document previously incorporated by reference have been modified or superseded. This product supplement incorporates the Annual Report on Form 20-F of RBSG for the year ended December 31, 2010, filed on March 31, 2011, all Form 6-Ks filed with the SEC subsequent to such Annual Report that are specifically incorporated by reference into the Registration Statement of which this product supplement is a part, all subsequent Annual Reports filed on Form 20-F and any future filings we or RBSG make with the SEC (including any Form 6-Ks RBSG subsequently files with the SEC and specifically incorporates by reference into the Registration Statement of which this product supplement is a part) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into the Registration Statement of which this product supplement is a part until we and RBSG complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at:

The Royal Bank of Scotland plc
RBS Gogarburn
P.O. Box 1000
EH12 1HQ Edinburgh, Scotland
+44-131-626-0000

SUMMARY

This product supplement relates only to the securities and does not relate to any Underlying Share described in any pricing supplement. This summary includes questions and answers that highlight selected information from the prospectus and this product supplement to help you understand the securities. You should read carefully the entire prospectus and product supplement, together with the applicable pricing supplement, to understand fully the terms of your securities, as well as the tax and other considerations important to you in making a decision about whether to invest in any of the securities. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the securities, to determine whether an investment in the securities is appropriate for you. If information in this product supplement is inconsistent with the prospectus, this product supplement will supersede the prospectus. However, if information in any pricing supplement is inconsistent with this product supplement, that pricing supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus.

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the securities.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement and in the prospectus, as well as the applicable pricing supplement. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling agent is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement and prospectus, together with the pricing supplement, is accurate only as of the date on their respective front covers.

What are the securities?

The securities are senior unsecured obligations issued by us, The Royal Bank of Scotland plc (“RBS plc”), and are fully and unconditionally guaranteed by our parent company, The Royal Bank of Scotland Group plc (“RBSG”). The securities will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on the securities, including any repayment of your principal, will be subject to our credit risk, as issuer of the securities, and the credit risk of RBSG, as the guarantor of our obligations under the securities. Each series of the securities will mature on the date set forth in the applicable pricing supplement. The securities are not repayable at the option of any holder prior to their maturity date nor are they redeemable at our option except as described under “Description of the Securities—Optional Tax Redemption.”  We will agree to pay a minimum dollar amount per security in cash at maturity equal to 100% of the Original Offering Price, regardless of the performance of any Underlying Share to which your securities are linked. You will be entitled to the Original Offering Price per security only if you hold the securities to maturity. You may lose some of your investment in these securities if you sell the securities prior to the maturity date.

The securities are designed for investors who are seeking exposure to a specified Basket of Underlying Shares, who have a view that the Underlying Shares will perform within a moderate range and who seek periodic cash coupons based on the performance of each Underlying Share.

In no event will the Payment at Maturity that you will be entitled to receive exceed the Original Offering Price. During the term of the securities, the securities will provide for Coupon Payments (as defined below) per security based on the Coupon Rate, which is the arithmetic average of the Share Performance of each Underlying Share on each Coupon Valuation Date (each as defined below), subject to the Floor Rate and/or the Cap Rate or Auto-Cap Rate (each as defined below), if applicable. The Coupon Rate is subject to a minimum fixed percentage per annum, which may be 0%, specified in the applicable pricing supplement (which we refer to as the “Minimum Coupon Rate”); provided that the Coupon Rate will not be less than 0%. In the event that a Cap Rate or Auto-Cap Rate apply, the return on your investment at maturity will not exceed a specified return over the Original Offering Price equal to the Cap Rate or Auto-Cap Rate, as the case may be. Securities with a Cap Rate or Auto-Cap Rate are designed for investors who anticipate that the increase in the price of each Underlying Share will be moderate and who are willing to accept a return that will not exceed the Cap Rate or Auto-Cap Rate, as the case may be.

Any payment on the securities (including any payment at maturity) is subject to the creditworthiness (i.e., the ability to pay) of RBS plc, as the issuer of the securities, and RBSG, as the guarantor of the issuer’s obligations under the securities.

Is it possible for you to lose some of your investment in the securities?

Yes. You will be entitled to receive a Payment at Maturity equal to the Original Offering Price of your securities, however, if you sell your securities prior to maturity, you may find that the value per security is less than the Original Offering Price.

You should carefully review the applicable pricing supplement to determine the extent to which your principal may be at risk.

What are the Underlying Shares ?

The securities will be linked to a basket (which we refer to as a “Basket”) of equally-weighted components. We refer to each component within the Basket as an “Underlying Share.”

An Underlying Share may consist of any of the following:

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The shares or common stock of an issuer, which we refer to as "Underlying Stock."  As used in this product supplement, the terms "common stock" and "Underlying Stock" include American Depositary Shares, or ADSs, which are issued pursuant to depositary arrangements representing non-U.S. equity securities. We refer to the U.S. issuer of U.S. equity securities, or the non-U.S. issuer of the non-U.S. equity securities underlying an ADS, as the case may be, as the “Underlying Company,” and we refer to the non-U.S. equity securities as the “ADS Underlying Stock.”

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An exchange-traded fund that tracks an equity index or basket of stocks, which we refer to as an “Underlying Equity Fund.”  We refer to the index that an Underlying Equity Fund tracks as a “Target Index.”

The applicable pricing supplement will specify each Underlying Share within the Basket, including information as to the historical prices of such Underlying Share. However, historical prices of each Underlying Share are not indicative of the future performance of such Underlying Share or the performance of your securities.

How are the periodic cash coupons determined?

Subject to our credit risk as issuer of the securities, and the credit risk of RBSG, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, on each Coupon Payment Date (as defined below), we will pay a periodic cash coupon per security (each, a “Coupon Payment”) based upon the performance of each Underlying Share within the Basket from its Initial Share Price, determined on the pricing date, to its Ending Share Price, determined on each Coupon Valuation Date, calculated as described below. Coupon Payments may be payable annually, semi-annually, quarterly, monthly, or at such other intervals as set forth in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, each Coupon Payment will be paid periodically in arrears and will equal:

Original Offering Price × Coupon Rate × (the applicable day-count fraction for each Coupon Period),

where the “day-count fraction” will be the number of days in such Coupon Period (calculated on the basis of a 360-day year of twelve 30-day months) divided by 360, unless otherwise specified in the applicable pricing supplement. The Coupon Payment will be payable on the relevant Coupon Payment Date for such Coupon Period.

Each “Coupon Period” will be the period, from and including, a Coupon Payment Date, to but excluding, the immediately succeeding Coupon Payment Date, where the initial Coupon Period shall be from and including, the settlement date specified in the applicable pricing supplement, to but excluding the initial Coupon Payment Date.

The “Underlying Share Return” of each Underlying Share means the percentage increase or decrease in the price of such Underlying Share from its Initial Share Price, determined on the pricing date, to its Ending Share Price, determined on the applicable Coupon Valuation Date, and will be equal to (expressed as a percentage):

The “Coupon Rate” determined on a Coupon Valuation Date will be the arithmetic average of the Share Performance of each Underlying Share within the Basket on such Coupon Valuation Date, which may be subject to a minimum fixed percentage per annum, which may be 0%, specified in the applicable pricing supplement (which we refer to as the “Minimum Coupon Rate”).

The “Share Performance” of each Underlying Share on each Coupon Valuation Date means:

(a)
(i) if the Underlying Share Return on a Coupon Valuation Date is greater than or equal to zero (i.e., the Ending Share Price for an Underlying Share on a Coupon Valuation Date is greater than or equal to its Initial Share Price), the Share Performance for such Underlying Share on such Coupon Valuation Date will equal a fixed percentage specified in the applicable pricing supplement (the “Auto-Cap Rate”), in which case, the per annum return on your investment at maturity will not exceed a specified return over the Original Offering Price equal to the Auto-Cap Rate; and

(ii) if the Underlying Share Return on a Coupon Valuation Date is less than zero (i.e., the Ending Share Price for an Underlying Share on a Coupon Valuation Date is less than its Initial Share Price), the Share Performance for such Underlying Share for such Coupon Valuation Date will equal the greater of (x) the Underlying Share Return and (y) a minimum percentage specified in the applicable pricing supplement (which we refer to as the “Floor Rate”); or

(b)
if specified in the applicable pricing supplement, the Share Performance of each Underlying Share on each Coupon Valuation Date may equal the Underlying Share Return, subject to a Floor Rate and/or a maximum percentage, if specified in the applicable pricing supplement (which we refer to as the “Cap Rate”), in which case, the per annum return on your investment at maturity will not exceed a specified return over the Original Offering Price equal to the Cap Rate;

provided that, in each case, the Coupon Rate will not be less than 0%.

Coupon Payments will be paid in arrears on each Coupon Payment Date to but excluding the maturity date. Coupon Payments will be payable to the person in whose name a security is registered at the close of business on the record date before each Coupon Payment Date. Coupon Payments payable at maturity will be payable to the person to whom principal is payable, and the paying agent will make the Coupon Payment on the maturity date, whether or not that date is a Coupon Payment Date. Unless otherwise set forth in the applicable pricing supplement, the “record date” for a Coupon Payment Date is the date that is 15 calendar days prior to that Coupon Payment Date, whether or not that date is a business day.

The “Coupon Payment Dates” will be as specified in the applicable pricing supplement, provided that if a scheduled Coupon Payment Date is not a business day, then the applicable Coupon Payment will be made on the next succeeding business day following such scheduled Coupon Payment Date and no interest will accrue or be payable as a result of the delayed payment and no adjustment will be made to the length of the corresponding Coupon Period; provided further that the final Coupon Payment Date will be the maturity date. If, due to a Market Disruption Event or otherwise, as described above, a scheduled Coupon Valuation Date with respect to any Underlying Share within the Basket is postponed so that it falls less than three (3) business days prior to the scheduled Coupon Payment Date, the Coupon Payment Date will be the third business day following that Coupon Valuation Date, as postponed. See the sections entitled “Description of the Securities—Coupon Payments,” “Description of the Securities—Each Initial Share Price and each Ending Share Price” and “Description of the Securities—Market Disruption Events.”

Unless otherwise specified in the applicable pricing supplement, a “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

How will each Initial Share Price be determined?

Unless otherwise specified in the applicable pricing supplement, the “Initial Share Price” for any Underlying Share will equal the closing price of the Underlying Stock or shares of the Underlying Equity Fund on the pricing date and, in each case as determined by the calculation agent, as set forth in the section “Description of the Securities—Each Initial Share Price and each Ending Share Price.”

How will each Ending Share Price be determined?

Unless otherwise specified in the applicable pricing supplement, each “Ending Share Price” for any Underlying Share will equal the closing price of the Underlying Stock or shares of the Underlying Equity Fund on the applicable Coupon Valuation Date, as determined by the calculation agent, in each case, multiplied by the Adjustment Factor, subject to the terms and provisions which we describe in “Description of the Securities—Each Initial Share Price and each Ending Share Price” and “Description of the Securities—Market Disruption Events.”  The “Adjustment Factor” will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting such Underlying Stock or Underlying Equity Fund. See “Description of the Securities—Adjustment Events” below.

A “Coupon Valuation Date” means each Market Measure Business Day (as defined below) on which an Ending Share Price will be calculated, as specified in the applicable pricing supplement; provided that, (i) if a Market Disruption Event has occurred or is continuing with respect to any Underlying Share on any scheduled Coupon Valuation Date or (ii) if a scheduled Coupon Valuation Date is determined by the calculation agent not to be a Market Measure Business Day with respect to any Underlying Share by reason of an extraordinary event, occurrence, declaration or otherwise, the Coupon Valuation Date for such affected Underlying Share(s) will be postponed to the immediately succeeding Market Measure Business Day where no Market Disruption Event has occurred or is continuing; provided further that no Coupon Valuation Date will be postponed by more than five (5) business days beyond the original Coupon Valuation Date, as further described under “Description of the Securities—Each Initial Share Price and each Ending Share Price” and “Description of the Securities—Market Disruption Events.”  The Coupon Valuation Date with respect to all unaffected Underlying Shares will be the Coupon Valuation Date as originally scheduled. If a scheduled Coupon Valuation Date with respect to any Underlying Share within the Basket is postponed so that it falls less than three (3) business days prior to the scheduled Coupon Payment Date, the Coupon Payment Date will be the third business day following that Coupon Valuation Date with respect to the affected Underlying Share, as postponed.

Unless otherwise specified in the applicable pricing supplement, a “Market Measure Business Day” means, a day, as determined by the calculation agent, on which trading is generally conducted on the primary exchange or organized market for trading of an Underlying Stock or shares of an Underlying Equity Fund.

How is the Payment at Maturity determined?

In addition to the final Coupon Payment, if any, at maturity, subject to our credit risk as issuer of the securities, and the credit risk of RBSG, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, you will be entitled to receive a cash payment per security (the “Payment at Maturity”) that you hold, denominated in U.S. dollars, equal to the Original Offering Price, as described in “Description of the Securities—Payment at Maturity” below. Unless the applicable pricing supplement provides otherwise, the Payment at Maturity that you will be entitled to receive will never be less than the Original Offering Price. Any payment on the securities (including any coupon payment and the payment at maturity) is subject to the ability of RBS plc, as issuer of the securities, and RBSG, as the guarantor of the issuer’s obligations under the securities, to pay their respective obligations as they become due.

The “maturity date” will be as specified in the applicable pricing supplement. If the scheduled maturity date (as specified in the applicable pricing supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a Market Disruption Event or otherwise, as described above, the final Coupon Valuation Date with respect to any Underlying Share within the Basket is postponed so that it falls less than three (3) business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Coupon Valuation Date, as postponed, unless otherwise specified in the applicable pricing supplement. However, if a security is issued with a term (from but excluding the settlement date to and including the maturity date, each as specified in the applicable pricing supplement) of one year or less, any postponement of the maturity date shall not cause the term (calculated as described above) to exceed one year. See “Description of the Securities—Market Disruption Events.”

Is the return on the securities limited in any way?

Yes. Your return on an investment in the securities, if any, will never exceed the Coupon Payments received during the term of the securities. You will only receive cash coupons based on the average performance of the Underlying Shares within the Basket on a periodic basis, which is limited by the Cap Rate or Auto-Cap Rate, if applicable, no matter how well the price of an Underlying Share performs on each Coupon Valuation Date relative to its Initial Share Price. Similarly, at maturity, the Payment at Maturity you will be entitled to receive will never exceed the Original Offering Price, regardless of how much the final Ending Share Price for each Underlying Share within the Basket may have increased above its Initial Share Price.

Each pricing supplement will set forth examples of hypothetical Ending Share Prices, the Minimum Coupon Rate, the Floor Rate and/or the Cap Rate or Auto-Cap Rate, if applicable.

Who will determine each Initial Share Price, each Ending Share Price, each Coupon Payment and the Payment at Maturity?

Our affiliate, RBS Securities Inc., which we refer to as “RBSSI,” or one of our other affiliates will act as calculation agent for the securities, unless otherwise specified in the applicable pricing supplement. As calculation agent, RBSSI will determine each Initial Share Price, each Ending Share Price, each Underlying Share Return, each Share Performance, each Coupon Rate, each Coupon Payment and the Payment at Maturity. The calculation agent may be required, due to events beyond our control, to adjust any of these calculations, which we describe in “Description of the Securities—Adjustment Events.”

Will you have an ownership interest in the securities, funds or other assets that comprise an Underlying Share?

No. An investment in the securities does not entitle you to any ownership interest, including any voting rights in, or dividend payments, or other distributions on, the securities of any of the companies or funds that comprise an Underlying Share within the Basket.

What is the minimum required purchase?

Unless otherwise specified in the applicable pricing supplement, you can purchase securities in denominations equal to the Original Offering Price or in integral multiples thereof.

How are the securities being offered?

We have registered the securities with the Securities and Exchange Commission, which we refer to as the “SEC,” in the United States. However, we will not register the securities for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase the securities from non-U.S. investors in reliance on available private placement exemptions.

Is there a secondary market for the securities?

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be extremely limited or non-existent. You should be willing to hold your securities until the maturity date.

Although it is not required to do so, we have been informed by our affiliate, RBSSI, that when this offering is complete, it intends to make purchases and sales of the securities from time to time in off-

exchange transactions. If our affiliate does make such a market in the securities, it may stop doing so at any time.

In connection with any secondary market activity in the securities, our affiliate may post indicative prices for the securities on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time. Investors are advised that any prices shown on any website or Bloomberg page are indicative prices only and, as such, there can be no assurance that any trade could be executed at such prices.  Investors should contact their brokerage firms for further information.

In addition, the Original Offering Price of the securities includes the selling agents’ commissions paid with respect to the securities, which are reflected in the underwriting discount, as well as certain costs associated with hedging our obligations under the securities. The cost of hedging includes the profit component built into the price we paid for the hedge. The fact that the Original Offering Price of the securities includes these commissions and hedging costs is expected to affect adversely the secondary market prices of the securities. See “Risk Factors—The value of your securities on the pricing date is less than the Original Offering Price due to the underwriting discount and our cost of hedging, both of which can be expected to be reflected in secondary market prices” and “Use of Proceeds; Hedging.”

If you were to sell your securities in the secondary market, if any, the price that you receive for them may be less than the Original Offering Price, and may be less than what you paid for them.

Who might consider investing in the securities?

The securities are not suitable for all investors. You may consider an investment in the securities if:

•
you anticipate that the price of a sufficient number of Underlying Shares within the Basket will increase moderately from their respective Initial Share Prices, determined on the pricing date, to their respective Ending Share Prices, determined on each Coupon Valuation Date, to provide a sufficient return on investment. In other words, you have a moderately bullish view on the Underlying Shares and believe that an investment in the securities will yield a better return than market rates of interest payable on conventional interest-bearing debt securities;

•	you do not anticipate a significant decrease in the price of any Underlying Shares within the Basket from its Initial Share Price to its Ending Share Price on each Coupon Valuation Date;

•
you seek periodic cash coupons, you understand that such cash coupons will comprise the only return, if any, on your investment and you believe that such cash coupons will provide a sufficient return on investment;

•
you accept that the Coupon Rate determined on each Coupon Valuation Date is uncertain and may not be more than the Minimum Coupon Rate, if applicable, which may be 0%, during the term of the securities;

•
you accept that the Coupon Rate will be determined by the reference to the performance of each Underlying Share within the Basket from its Initial Share Price, determined on the pricing date, to its Ending Share Price, determined on each Coupon Valuation Date, subject to the Floor Rate and/or the Cap Rate or Auto-Cap Rate, if applicable, for each Underlying Share;

•
you accept that there may be an asymmetric floor and cap applied to the performance of each Underlying Share (i.e., the Floor Rate may have a greater absolute value than the Cap Rate or Auto-Cap Rate), such that a negative performance of an Underlying Share may have a greater influence on the average Share Performance and, consequently, the Coupon Rate than any positive performance of an Underlying Share;

•
you accept that if your securities specify a Cap Rate or Auto-Cap Rate, the return on the securities, if any, will not exceed the Cap Rate or Auto-Cap Rate, as the case may be, and you accept that, in addition to the final Coupon Payment, if any, the Payment at Maturity will not exceed the Original Offering Price;

•
you seek exposure to the performance of each particular Underlying Share within the Basket specified in the applicable pricing supplement with no expectation of dividends or other benefits of owning such Underlying Share or the underlying asset(s) comprising an Underlying Share;

•	you are willing to forgo market rates of interest on the securities such as fixed or floating rate interest paid on conventional interest-bearing debt securities;

•
you are willing to accept that a trading market is not expected to develop for the securities, and you understand that secondary market prices for the securities, if any, will be affected by various factors, including our actual and perceived creditworthiness;

•	you are able to and willing to hold the securities until maturity; and

•
you are willing to make an investment, the payments on which depend on the creditworthiness of RBS plc, as the issuer of the securities, and RBSG, as the guarantor of the issuer’s obligations under the securities.

You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the securities.

What are some of the risks in owning the securities?

Investing in the securities involves a number of risks. We have described some of the most significant risks relating to the securities under the heading “Risk Factors” in this product supplement which you should read before making an investment in the securities.

Some selected risk considerations include:

•
Credit Risk.  Because you are purchasing a security issued by us, you are assuming the risk that we may be unable to pay our obligations to you as they become due and payable. In addition, because the securities are fully and unconditionally guaranteed by RBSG, you are also assuming the risk that RBSG will be unable to pay amounts due to you under the securities in the event we fail to make any payment required by the terms of the securities.

•
Market Risk.  The Coupon Payments payable on your securities will depend on the performance of each Underlying Share within the Basket to which your securities are linked, which, in turn, will depend on many factors beyond our control. These factors include general market conditions, which will be influenced by political, economic, financial, and other factors that impact the capital markets generally, the volatility of each Underlying Share, changes in interest rates in general, and the time remaining to maturity of the securities. There is no guarantee of any return on your investment.

•	Liquidity Risk. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be extremely limited or non existent. If you sell your securities in the secondary market, if any, prior to maturity, you will receive the market price of the securities, which may be less than the Original Offering Price or the price that you paid for them.

Does ERISA impose any limitations on purchases of the securities?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the securities unless that plan or entity has determined that its purchase, holding, or disposition of the securities will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the securities with “plan assets” will be deemed to represent that (i) such purchase will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code and (ii) the purchaser or purchaser’s fiduciary has made and shall make all investment decisions for the purchaser and the purchaser has not and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser to the purchaser with respect to its purchase of the securities.

What are the tax consequences of an investment in the securities?

You should carefully review the section in this product supplement entitled “U.S. Federal Income Tax Consequences.”

For a discussion of United Kingdom tax considerations relating to the securities, you should review the section in this product supplement entitled “Taxation in the United Kingdom.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

What is RBSSI’s relationship with RBS plc and RBSG?

RBS Securities Inc., which we refer to as RBSSI, is an affiliate of RBS plc and RBSG. RBSSI will act as calculation agent for the securities, and is acting as agent for this offering. RBSSI will conduct this offering in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate. See “Risk Factors—There may be potential conflicts of interest between security holders and the calculation agent or other of our affiliates” and “Plan of Distribution (Conflicts of Interest)” in this product supplement.

What if I have more questions?

You should read “Description of the Securities” in this product supplement for a detailed description of the general terms of the securities. The applicable pricing supplement will describe the terms that apply specifically to the securities. The securities are unsecured and unsubordinated obligations of RBS plc issued as part of our RBS NotesSM program and are fully and unconditionally guaranteed by RBSG. The securities offered by RBS plc will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantees of RBSG will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other current and future unsecured and unsubordinated obligations. You can find a general description of the basic features of the securities in the section of the accompanying prospectus called “Description of Debt Securities.”

RISK FACTORS

An investment in the securities entails significant risks. You should carefully consider the risks of an investment in the securities, including those discussed below, and whether the securities are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the securities.

Risks Related to the Securities Generally

The amount of Coupon Payments is uncertain and the Coupon Rate may not be more than the Minimum Coupon Rate, which may be zero.

The amount of Coupon Payments that you are entitled to receive is uncertain. The Coupon Rate determined on any Coupon Valuation Date will depend on the arithmetic average of the Share Performance for each Underlying Share within the Basket. For any Coupon Valuation Date, if the arithmetic average of the Share Performances of the Underlying Shares within the Basket is equal to or less than zero, unless the applicable pricing supplement provides for a Minimum Coupon Rate for the securities that is greater than 0%, you will not receive any Coupon Payment for such Coupon Period. It is possible that you may receive minimal or no Coupon Payments for the entire term of the securities.

In addition, unless otherwise specified in the applicable pricing supplement, the calculation agent will calculate the Underlying Share Return for each Underlying Share within the Basket by comparing only the Initial Share Price of such Underlying Share, determined on the pricing date, to its Ending Share Price, determined on each applicable Coupon Valuation Date. Any positive performance of the Underlying Shares on days other than the Coupon Valuation Date will have no impact on the determination of the Underlying Share Return and, consequently, will not result in a greater Coupon Payment on the securities.

The Coupon Payments on the securities may be less than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, because of the way in which the coupons are calculated. Further, your investment in the securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

If the applicable pricing supplement provides for a Cap Rate or Auto-Cap Rate, the Coupon Rate on your securities will not exceed the Cap Rate or Auto-Cap Rate.

If the applicable pricing supplement specifies a Cap Rate or Auto-Cap Rate, your opportunity to participate in possible increases in the price of an Underlying Share through an investment in the securities will be limited to the Coupon Payments at a Coupon Rate that will not exceed the Cap Rate or Auto-Cap Rate regardless of how much the price of each Underlying Share within the Basket may increase from its Initial Share Price to each Ending Share Price. Consequently, your return on an investment in the securities will not exceed the Cap Rate or Auto-Cap Rate, as applicable.

The credit risk of The Royal Bank of Scotland plc and The Royal Bank of Scotland Group plc, and their credit ratings and their credit spreads may adversely affect the value of the securities prior to maturity, and all payments on the securities will be subject to the ability of RBS and RBSG to pay their respective obligations as they become due.

You are dependent on The Royal Bank of Scotland plc’s ability to pay all amounts due on the securities, and therefore you are subject to the credit risk of The Royal Bank of Scotland plc and to changes in the market’s view of The Royal Bank of Scotland plc’s creditworthiness. In addition, because the securities are unconditionally guaranteed by The Royal Bank of Scotland plc’s parent company, The

Royal Bank of Scotland Group plc, you are also dependent on the credit risk of The Royal Bank of Scotland Group plc in the event that The Royal Bank of Scotland plc fails to make any payment or delivery required by the terms of the securities. Any actual or anticipated decline in The Royal Bank of Scotland plc or The Royal Bank of Scotland Group plc’s credit ratings or any increase in their credit spreads charged by the market for taking credit risk is likely to adversely affect the value of the securities prior to maturity, and all payments on the securities will be subject to the ability of RBS and RBSG to pay their respective obligations as they become due.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the securities. Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion. However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, an improvement in our credit ratings will not necessarily increase the value of the securities and will not reduce market risk and other investment risks related to the securities. Credit ratings (i) do not reflect market risk, which is the risk that the price of each Underlying Share within the Basket may rise or fall affecting your return on the securities, (ii) do not address the price, if any, at which the securities may be resold prior to maturity (which may be substantially less than the Original Offering Price of the securities), and (iii) are not recommendations to buy, sell or hold the securities. See “Risk Factors—The value of the securities prior to maturity will be influenced by many unpredictable factors, and may be less than the Original Offering Price.”

If the applicable pricing supplement provides for a Cap Rate or Auto-Cap Rate that has a lower absolute value than the Floor Rate, a negative performance of an Underlying Share may have a greater influence on the average Share Performance and, consequently, the Coupon Rate than any positive performance of an Underlying Share.

The Coupon Rate for each Coupon Period will be based on the arithmetic average of the Share Performances of each Underlying Share within the Basket on the applicable Coupon Valuation Date. The applicable pricing supplement may provide that each Underlying Share Return is subject to the Floor Rate and/or the Cap Rate or Auto-Cap Rate, which may not be of the same absolute value. For example, the applicable pricing supplement may specify a Floor Rate of -25% and a Cap Rate or Auto-Cap Rate of 10%. In this case, the Share Performance of each Underlying Share within the Basket will not exceed 10%, but could be as low as -25%. Consequently, in determining the arithmetic average of the Share Performances for each Underlying Share within the Basket, a negative performance of an Underlying Share may have a greater impact on the average Share Performance and, consequently, the Coupon Rate than any positive performance of an Underlying Share.

To illustrate the above, one Underlying Share may have an Underlying Share Return of 100%, a second Underlying Share may have an Underlying Share Return of -15%, and the rest of the Underlying Shares within the Basket may have Underlying Share Returns of 0%. In such a case, the positively performing Underlying Share will have a Share Performance of 10%, the negatively performing Underlying Share will have a Share Performance of -15%, and the remainder of the Underlying Shares within the Basket will have Share Performances of 0%, resulting in a negative arithmetic average of the Share Performances. This would result in no Coupon Payment payable on the relevant Coupon Payment Date (assuming a Minimum Coupon Rate is not applicable), even if the overall performances of the Underlying Shares within the Basket are greater than or equal to zero.

The Basket will contain a limited number of specific Underlying Shares and is not intended to provide diversification in or broad exposure to specific sectors or industries or to the equity markets in general.

The Basket will contain a limited number of specific Underlying Shares and is not intended to provide diversification in or broad exposure to specific sectors or industries or to the equity markets in general. Unlike broad-based equity indices or funds, the Underlying Shares within the Basket will represent a limited number of Underlying Stocks or Underlying Equity Funds and is not representative of specific sectors or industries or the equities markets generally.

Your investment will be exposed to the performance of each Underlying Share within the Basket, and you should be familiar with and make your own investment decision with respect to an investment linked to such Underlying Shares.

Your securities will be linked to the performance of each Underlying Share within the Basket. The Underlying Shares will include those companies and/or funds with a range of market capitalization or assets under management across various sectors or industries; such companies and/or funds will have different business and financial prospects and will perform differently in various market environments. Your investment will be exposed to the performance of each Underlying Share within the Basket. You should be familiar with and make your own investment decision with respect to such Underlying Shares.

The Share Performances of the Underlying Shares within the Basket may offset each other.

Price movements of the Underlying Shares within the Basket may not correlate with each other. At a time when the price of one or more of the Underlying Shares increases, the price of the other Underlying Shares may not increase as much or may even decline. Therefore, in calculating the arithmetic average Share Performance on a Coupon Valuation Date in determining a Coupon Rate, increases in the price of one or more of the Underlying Shares may be moderated, or more than offset, by lesser increases or declines in the price of the other Underlying Shares. Similarly, if the applicable pricing supplement provides for a Floor Rate with a greater absolute value than the Cap Rate or Auto-Cap Rate, as the case may be, a negative performance of an Underlying Share may have a greater influence on the average Share Performance, and consequently, the Coupon Rate than a positive performance of such Underlying Share.

To the extent the Underlying Shares within the Basket are concentrated in the same industry or sector, prices of such Underlying Shares may correlate with each other.

To the extent that the Underlying Shares within the Basket are from the same industry or sector, it is often, but not always, the case that prices of stocks in the same industry or sector may move up or down in a similar pattern due to macroeconomic factors affecting that industry or sector. This phenomenon is referred to as “correlation.”  For example, a Basket of ten Underlying Shares in the same industry or sector is likely to result in correlation between the ten Underlying Shares, and it is possible that correlation will be detrimental to you since the prices of all ten Underlying Shares may decline at the same time. If there are Underlying Shares representing one industry or sector that is more heavily weighted than Underlying Shares within the Basket that do not represent such industry or sector, the arithmetic average of the Share Performances (and consequently, the Coupon Rate and Coupon Payments, if any, on the securities) may be particularly sensitive to factors affecting that industry or sector.

Your return on an investment in the securities may be less than an investment directly in the Underlying Shares within the Basket.

An investment in the securities is not the same as a direct investment in each Underlying Share or in the stocks, funds or other underlying assets that comprise each Underlying Share. The securities are our unsecured and unsubordinated obligations. Investing in the securities will not make you a holder of the stocks, funds or other underlying assets comprising each Underlying Share, and your return, if any, on the securities will not be the same as if you actually own the stocks, funds or other underlying assets comprising an Underlying Share.

Your return on investment in the securities will be limited to the Coupon Payments at a Coupon Rate which is uncertain. The Coupon Rate applicable for any Coupon Period may not be more than the Minimal Coupon Rate specified in the applicable pricing supplement, which may be zero. Your return on the securities, if any, will not reflect the return you would realize if you actually owned the Underlying Shares within the Basket. You will not receive any payment of dividends or other distributions on any of the stocks, funds or any other underlying assets comprising each Underlying Share. In addition, as an investor in the securities, you will not have voting rights or any other rights with respect to the stocks, funds or other underlying assets that comprise each Underlying Share. Your return on an investment in the securities may be less than an investment directly in the Underlying Shares within the Basket.

  Further, neither we nor RBSG nor any of our affiliates will pledge or otherwise hold any assets (including any shares of the stocks, funds or other underlying assets that comprise each Underlying Share that we or RBSG may own) for the benefit of holders of the securities under any circumstances. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us or RBSG, as the case may be, our assets and the assets of RBSG will be subject to the claims of our creditors or RBSG’s creditors generally and will not be available specifically for the benefit of the holders of the securities. Moreover, the indenture governing the securities does not contain any restriction on our ability or the ability of any of our affiliates to buy, sell, pledge or otherwise convey all or any portion of any assets that we own, including any underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise each Underlying Share, as we deem appropriate.

In addition to the final Coupon Payment, if any, the Payment at Maturity will never exceed the Original Offering Price regardless of how well each Underlying Share within the Basket performs.

Unless the applicable pricing supplement provides otherwise, in addition to the final Coupon Payment, if any, the Payment at Maturity will never exceed the Original Offering Price regardless of how much the price of an Underlying Share within the Basket may increase on any Coupon Valuation Date relative to its Initial Share Price or during the term of the securities.

The securities may not be a suitable investment for you.

The securities may not be a suitable investment for you if:

•	you are not willing to be exposed to the performance of each Underlying Share within the Basket, subject to the Floor Rate and/or the Cap Rate or Auto-Cap Rate;

•
you believe that the price of one or more Underlying Shares within the Basket will decrease from their Initial Share Prices, determined on the pricing date, to their Ending Share Prices, determined on each Coupon Valuation Date, such that the performance of the Underlying Shares within the Basket will not result in a sufficient return on your investment;

•
you have a bullish view on the Underlying Shares and believe that a direct investment in the Underlying Shares will yield a better return than an investment in the securities or a return on investment that is greater than the Cap Rate or Auto-Cap Rate, as the case may be;

•	you cannot accept that your return on investment may be limited to the Minimum Coupon Rate, if applicable, as specified in the applicable pricing supplement, which may be zero;

•	you cannot accept that you may not receive any Coupon Payments in excess of the Minimum Coupon Rate, which may be zero, during the term of the securities;

•	you want to receive dividends or other distributions paid on each Underlying Share;

•	you seek assurances that there will be a liquid market if and when you want to sell the securities prior to maturity; or

•	you are unwilling or are unable to assume the credit risk associated with RBS plc, as the issuer, and RBSG, as the guarantor of the issuer’s obligations under the securities.

Although we are a bank, the securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

The securities are our obligations but are not bank deposits. In the event of our insolvency the securities will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other government agency.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange and there may be little or no secondary market for the securities.

You should be willing to hold your securities until the maturity date. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange; accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be very limited or non-existent. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Our affiliate has informed us that, upon completion of the offering, it intends to purchase and sell the securities from time to time in off-exchange transactions, but it is not required to do so. If our affiliate does make such a market in the securities, it may stop doing so at any time.

The value of the securities prior to maturity will be influenced by many unpredictable factors, and may be less than the Original Offering Price.

The value of the securities may move up and down between the date you purchase them and any Coupon Valuation Date when the calculation agent determines a Coupon Payment you are entitled to receive on a Coupon Payment Date. The value of your securities will not have a direct relationship with the price of each Underlying Share within the Basket, and changes in the price of each Underlying Share prior to maturity may not result in a comparable change in the value of your securities. As such, even if you were able to sell your securities before their maturity, numerous factors, many of which are beyond our control, will influence the price of each Underlying Share within the Basket, the value of the securities and the price at which you may be able to sell them, including the following:

•	the price of each Underlying Share within the Basket, which can fluctuate significantly;

•	the volatility (frequency and magnitude of changes) in the price of each Underlying Share;

•
the dividend rate on an Underlying Stock or the shares of an Underlying Equity Fund, if applicable; while dividend payments, if any, on an Underlying Stock or the shares of an Underlying Equity Fund, as applicable, are not paid to you, such payments may have an influence on the market price of such Underlying Stock or shares of such Underlying Equity Fund, and therefore on the price of each Underlying Share and your securities;

•	prevailing interest and yield rates in the market;

•
geopolitical conditions and economic, financial, political, regulatory, geographical, agricultural, or judicial events that affect the underlying asset(s) comprising each Underlying Share, or the markets generally;

•	the supply and demand for the securities in the secondary market, if any;

•	the time remaining to the maturity of the securities;

•	the occurrence of certain events affecting an Underlying Stock or Underlying Equity Fund which may require an adjustment to the Adjustment Factor (and therefore, any Ending Share Price); and

•	the actual or perceived creditworthiness of RBS plc, as the issuer of the securities, and RBSG, as the guarantor of RBS plc’s obligations under the securities.

These factors interrelate in complex ways, and the effect of one factor on the value of your securities may offset or enhance the effect of another factor.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity in the secondary market, if any. If you sell your securities prior to maturity, the price at which you are able to sell your securities may be at a discount, which could be substantial, from the Original Offering Price or the price which you paid for them. For example, assuming all other relevant factors remain constant, there may be a discount on the securities if at the time of sale the price of each Underlying Share is below its Initial Share Price, and market interest rates rise. Even if there is an increase in the price of each Underlying Share within the Basket from its Initial Share Price, there may be a discount on the securities due to, among other things, market expectations concerning the performance of each Underlying Share before the maturity date and the time remaining to maturity of the securities. You will be entitled to a payment equal to the Original Offering Price per security only if you hold the securities to maturity. Thus, if you sell your security before maturity, the price that you receive may be less, and may be substantially less, than the Original Offering Price or the price which you paid.

We cannot predict the future performance of the securities, each Underlying Share within the Basket or, if applicable, the underlying assets that comprise each Underlying Share based on the historical performance of each Underlying Share or, if applicable, the underlying asset(s) comprising each Underlying Share. Neither we nor RBSG nor any of our affiliates can guarantee that the price of each Underlying Share will perform in a manner that will result in any Coupon Payment during the term of the securities. As an investor in the securities you assume the risk that as a result of the performance of each Underlying Share you may not receive any return on your initial investment in the securities.

In the event that the U.K. tax treatment of the securities changes in certain ways, allowing us or RBSG, as guarantor, to exercise our option to redeem the securities, as described below under “Description of the Securities—Optional Tax Redemption,” the amount of cash you will be entitled to receive upon redemption of the securities is uncertain.

We will have the option to redeem your securities if the U.K. tax treatment of the securities changes in certain ways, as described below under “Description of the Securities—Optional Tax Redemption,” including but not limited to the imposition of a withholding tax that requires us to pay Additional Amounts in respect of that tax. We or RBSG will be required to deliver to the trustee and securities administrator a written legal opinion of independent English counsel of recognized standing, selected by us or RBSG, as applicable, in a form satisfactory to the trustee and securities administrator confirming that we or RBSG, as applicable, is entitled to exercise this right of redemption. The amount we pay you for your securities in such redemption will be their fair market value, as calculated by the calculation agent. The fair market value of the securities may be less than the Original Offering Price.

The value of your securities on the pricing date is less than the Original Offering Price due to the underwriting discount and our cost of hedging, both of which can be expected to be reflected in secondary market prices.

In determining the economic terms of the securities, and consequently the potential return on the securities to you, we have taken into account compensation to our affiliate, RBSSI, and other selling agents for distributing the securities, which are reflected in the underwriting discount, as well as certain costs associated with hedging our obligations under the securities. The Original Offering Price of the securities reflects these factors.

As a result, the value of your securities on the pricing date will be less than the Original Offering Price. Assuming no change in the price of each Underlying Share, in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase securities in secondary market transactions will likely be less than the Original Offering Price by an amount reflecting both the underwriting discount and the cost of unwinding our hedge of our obligations under the securities (principally reflecting a profit component built into the price we paid for the hedge). In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

Hedging and trading activities by us or our affiliates may adversely affect your return on the securities and the value of the securities.

We and our affiliates may carry out activities that minimize our risks related to the securities. In particular, on or prior to the date of the applicable pricing supplement, we may have hedged our anticipated exposure in connection with the securities by taking positions in the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise each Underlying Share or in other instruments that we deemed appropriate in connection with such hedging. We may enter into such hedging arrangements with or through one of our subsidiaries or affiliates. These trading activities, however, could potentially alter the price of each Underlying Share and/or the underlying asset(s) comprising each Underlying Share and, therefore, the value of the securities.

We and our affiliates are likely to modify our hedge position throughout the term of the securities by purchasing and selling underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise each Underlying Share, or other instruments that we deem appropriate. We cannot give any assurance that our hedging or trading activities will not affect the price of each Underlying Share or the underlying asset(s) comprising each Underlying Share. It is also possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the securities may decline.

We or one or more of our affiliates may also engage in trading the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise each Underlying Share or options or futures on each Underlying Share on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions. Any of these activities could adversely affect the price of each Underlying Share, the underlying asset(s) comprising each Underlying Share and, therefore, the value of the securities linked to each Underlying Share within the Basket.

We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the price of each Underlying Share or the underlying asset(s) comprising each Underlying Share. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could affect adversely the value of the securities.

There may be potential conflicts of interest between security holders and the calculation agent or other of our affiliates.

Our affiliate, RBSSI, will serve as the calculation agent for the securities. RBSSI will, among other things, determine each Initial Share Price, each Ending Share Price, each Underlying Share Return, each Share Performance, each Coupon Rate, each Coupon Payment and the Payment at Maturity that you will be entitled to receive. For example, the calculation agent may have to determine whether a Market Disruption Event affecting each Underlying Share has occurred or is continuing on a day when the calculation agent will determine its value. In addition, the calculation agent may have to make additional calculations if any Underlying Share is no longer published or is liquidated, discontinued, suspended, modified, delisted or otherwise terminated. The calculation agent will exercise its judgment when performing its functions. Since these determinations by the calculation agent may affect the value of the securities, there may be a conflict of interest between the calculation agent’s status as our affiliate and its role as a calculation agent in making any such decision. For a fuller description of the calculation agent’s role, see “Description of the Securities—Role of the Calculation Agent.”

Moreover, as discussed above, we and our affiliates may enter into transactions to hedge our anticipated exposure in connection with our obligations under the securities. We and our affiliates expect to make a profit. However, since hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. These activities may present a conflict of interest between your interest in the securities and the interests that we and our affiliates may have in these transactions or in our proprietary accounts. These activities could affect the price of each Underlying Share, and hence the value of your securities, in a manner that would be adverse to your interest as a security holder.

RBSSI and its affiliates may publish reports, express opinions or provide recommendations that are inconsistent with investing in or holding the securities. Any such reports, opinions or recommendations could affect the price of each Underlying Share and therefore the value of the securities.

RBSSI and its affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. RBSSI and its affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the securities and RBSSI. Any reports, opinions or recommendations expressed by RBSSI or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and each Underlying Share within the Basket to which the securities may be linked.

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities.

There is uncertainty regarding the U.S. federal income tax consequences of an investment in securities with a term of longer than one year (from but excluding the settlement date to and including the last possible date that the securities could be outstanding pursuant to their terms). As described in the section of this product supplement entitled “U.S. Federal Income Tax Consequences,” we will specify in the applicable pricing supplement whether we intend to treat these securities as “variable rate debt instruments” or as “contingent payment debt instruments” for U.S. federal income tax purposes. However, the Internal Revenue Service (the “IRS”) may not agree with the treatment we specify, and may assert that the alternative to this treatment is appropriate – for example, that securities we treat as variable rate debt instruments should instead be treated as contingent payment debt instruments. If the IRS were successful in asserting the alternative to our treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely.

Certain aspects of the U.S. federal income tax consequences of an investment in securities with a term of one or less (calculated as above) are also unclear.

You should carefully review the section in this product supplement entitled “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Related to each Underlying Share Generally

We may engage in business with or involving one or more of the Underlying Companies or companies whose shares comprise an Underlying Equity Fund or Target Index without regard to your interests.

We or our affiliates may presently or from time to time engage in business with the Underlying Companies or companies whose shares comprise an Underlying Equity Fund or Target Index without regard to your interests, including extending loans to, or making equity investments in, providing investment advisory services to, one or more of such issuers or their affiliates or subsidiaries, including merger and acquisition advisory services.

In the course of our business, we or our affiliates may acquire non-public information about the Underlying Companies or companies whose shares comprise an Underlying Equity Fund or Target Index. None of us, RBSG or any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the Underlying Companies or companies whose shares comprise an Underlying Equity Fund or Target Index. These research reports may or may not recommend that investors buy or hold the Underlying Stock, the ADS Underlying Stock, shares of the Underlying Equity Fund or Target Index. As a prospective purchaser of a security, you should undertake such independent investigation of the Underlying Company or Underlying Equity Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

Unless otherwise set forth in the applicable pricing supplement, we do not control any Underlying Company or companies whose shares comprise an Underlying Equity Fund or Target Index, and we are not responsible for any of their disclosure.

We do not control any Underlying Company or companies whose shares comprise an Underlying Equity Fund or Target Index. As a result, we will have no ability to control the actions of such issuers, including actions that could affect the price of the Underlying Stock, the ADS Underlying Stock, shares of the Underlying Equity Fund or Target Index, and we are not responsible for the accuracy or adequacy of any of their disclosure or publicly available information about these issuers. None of those issuers will be involved in the offering of the securities in any way, and none of them will have any obligation of any sort with respect to the securities. As a result, none of those issuers will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

If an Underlying Company is a foreign company or companies whose shares comprise an Underlying Equity Fund or Target Index includes securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets.

The price of shares of an Underlying Company or companies whose shares comprise an Underlying Equity Fund or Target Index may be computed by reference to the value of the equity securities of companies listed on various global exchanges. Under these circumstances, the return on the securities will be affected by factors affecting the prices of securities in the relevant markets. The relevant foreign securities may be more volatile than United States or other securities markets and may be affected by market developments in different ways than United States or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign securities markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about United States companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing and financial reporting standards and requirements in foreign countries differ from those applicable to United States reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial and social factors in those regions. In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the United States economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

There may be limited anti-dilution protection for securities linked to an Underlying Share.

The calculation agent, RBSSI, which is our affiliate, will adjust each Ending Share Price for certain events affecting the shares of an Underlying Share, such as splits and other corporate actions. The calculation agent is not required to make an adjustment for every corporate action that affects the shares of an Underlying Share. For example, the calculation agent is not required to make any adjustments if an Underlying Company or anyone else makes a partial tender or partial exchange offer for shares of the Underlying Stock. If an event occurs that does not require the calculation agent to adjust the Ending Share Price for an Underlying Share, the Coupon Rate and Coupon Payments, if any, and consequently, your return on the securities may be materially and adversely affected.

Risks Related to an Underlying Stock

For securities linked to the performance of ADSs, fluctuations in exchange rates will affect your investment.

There are significant risks related to an investment in a security that is linked to ADSs, which are quoted and traded in U.S. dollars, representing shares of an ADS Underlying Stock that is quoted and traded in a foreign currency. The ADSs may trade differently from the ADS Underlying Stock. In recent years, exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the ADS Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADSs, which may consequently affect the value of the securities.

For securities linked to the performance of ADSs, governmental actions or regulatory controls or taxes relating to exchange rates may affect your investment.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a security that is linked to ADSs, which is quoted and traded in U.S. dollars, representing an ADS Underlying Stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that floating exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company underlying the ADSs.

If your security is linked to the performance of an ADS, you should be aware that your security is linked to the price of the ADSs and not the ADS Underlying Stock, and there exist important differences between the rights of holders of ADSs and the ADS Underlying Stock. Each ADS is a security evidenced by American Depositary Receipts that represent a specified number of shares of common stock of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the ADS Underlying Stock may be significant and may materially and adversely affect the value of the securities.

In some circumstances, the payment you receive at maturity on the securities may be based on the common stock of another company and not the common stock of the Underlying Company.

Following certain corporate events, such as a merger or acquisition, relating to an Underlying Stock or an ADS Underlying Stock where the Underlying Company is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the Underlying Company or any cash or any other assets distributed to holders of the Underlying Stock or the ADS Underlying Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called “Description of the Securities—Adjustment Events.”

Risks Related to Underlying Equity Funds Generally

The policies of the investment advisor for an Underlying Equity Fund could affect the value of the securities.

The policies of the investment advisor concerning the calculation of an Underlying Equity Fund’s net asset value, additions, deletions or substitutions of stocks held by the Underlying Equity Fund, and the manner in which changes affecting the stocks held by the Underlying Equity Fund are reflected in the net asset value of the Underlying Equity Fund, could affect the market price of the shares of the Underlying Equity Fund and, therefore, affect the value of the securities. The value of the securities could also be affected if the investment advisor changes these policies, for example, by changing the manner in which it calculates the Underlying Equity Fund’s net asset value, or if the investment advisor discontinues or suspends calculation or publication of the Underlying Equity Fund’s net asset value, in which case it may become difficult to determine the value of the securities.

There are risks specific to the Underlying Equity Fund to which your securities are linked.

There are risks specific to the Underlying Equity Fund to which your securities are linked. For example, an Underlying Equity Fund may have limited operating history. Even if the shares of an Underlying Equity Fund are listed for trading and a number of similar products have been traded for varying periods of time on various securities exchanges, you cannot be certain that an active trading market will continue for the shares of the Underlying Equity Fund or that there will be liquidity in the trading market. The Underlying Equity Fund is also subject to management risk, which is the risk that the investment strategy of the Underlying Equity Fund’s investment advisor, the implementation of which is subject to a number of constraints, may not produce the intended results. The Underlying Equity Fund may be designed to provide exposure to a specific sector or industry, in which case, it will be subject to risks specific to the sector or industry that it is intended to track. You should carefully consider the risks related to the Underlying Equity Fund before investing in securities linked to it.

An Underlying Equity Fund may not always be able exactly to replicate the performance of the Target Index.

It is possible that an Underlying Equity Fund may not fully replicate the performance of the Target Index due to the temporary unavailability of certain index securities in the secondary market or due to other extraordinary circumstances. In addition, an Underlying Equity Fund is not able to replicate exactly the performance of the Target Index because the Target Index is a theoretical calculation while the Underlying Equity Fund is an actual portfolio of stocks.

The return of an Underlying Equity Fund will be reduced by its expense ratio.

The return generated by an Underlying Equity Fund will be reduced by its expenses and transaction costs, often referred to as its expense ratio, that are incurred in buying and selling shares held by the Underlying Equity Fund. Some exchange-traded funds will have higher expense ratios than others that replicate similar investment strategies. You should note the expense ratio of the Underlying Equity Fund when considering an investment in securities linked to it. For securities linked to a Basket that includes an Underlying Equity Fund, the expense ratio may adversely affect the value of the securities.

Other risks related to each Underlying Share.

The applicable pricing supplement may set forth additional risk factors applicable to each Underlying Share to which your securities are linked. You should review these risks before purchasing the securities.

PUBLIC INFORMATION REGARDING AN UNDERLYING COMPANY OR UNDERLYING EQUITY FUND

In the applicable pricing supplement, we will provide summary information regarding an Underlying Company or Underlying Equity Fund, as applicable, based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

The shares of an Underlying Company or Underlying Equity Fund are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. In addition, registered investment companies that manage exchange-traded funds are required to provide or file periodically certain financial and other information specified by the SEC pursuant to the Exchange Act and the Investment Company Act of 1940, as amended. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC by an Underlying Company or Underlying Equity Fund, as applicable, pursuant to the Exchange Act can be located by reference to the relevant SEC file number for such Underlying Company or Underlying Equity Fund, as applicable.

In addition, information regarding an Underlying Company or Underlying Equity Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such reports.

This product supplement and the applicable pricing supplement relate only to the securities offered by us and do not relate to any Underlying Stock, ADS Underlying Stock, or other securities of an Underlying Company or to an Underlying Equity Fund. We will derive all disclosures contained in the applicable pricing supplement regarding an Underlying Company or Underlying Equity Fund from the publicly available documents described above. Neither we nor RBSSI have participated in the preparation of such documents or made any due diligence inquiry with respect to any Underlying Company or Underlying Equity Fund in connection with the offering of the securities. Neither we nor RBSSI make any representation that such publicly available documents or any other publicly available information regarding an Underlying Company or Underlying Equity Fund are accurate or complete. Furthermore, neither we nor RBSSI can give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of an Underlying Stock, ADS Underlying Stock, or shares of an Underlying Equity Fund (and therefore the initial price) have been publicly disclosed by the Underlying Company or Underlying Equity Fund. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning an Underlying Company or Underlying Equity Fund could affect the payment, if any, you will receive on each Coupon Payment Date and the maturity date with respect to the securities and therefore the value of the securities.

Neither we nor RBSSI nor any of our affiliates makes any representation to you as to the performance of any Underlying Stock, ADS Underlying Stock, or Underlying Equity Fund.

We and/or our affiliates may presently or from time to time engage in business with an Underlying Company, an Underlying Equity Fund or the issuers of the securities, stocks or underlying assets comprising an Underlying Equity Fund, as applicable, including extending loans to, or making equity investments in, or providing advisory services to such companies, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to such companies and, in addition, one or more of our affiliates may publish research reports with respect to such companies. Neither we nor any of our affiliates undertakes to disclose any non-public information with respect to such companies to you. The statements in the two preceding sentences are not intended to affect the rights of holders of the securities under the securities laws. As a prospective purchaser of a security, you should undertake such independent investigation of the Underlying Company or Underlying Equity Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates to hedge our obligations under the securities. The cost of hedging includes the projected profit that we or our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the price of each Underlying Share), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, each Underlying Share or any underlying asset comprising each Underlying Share. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

DESCRIPTION OF THE SECURITIES

General

In this section, references to “holders” mean those who own the securities registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in the securities registered in street name or in the securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the securities should read the section “—Forms of Securities” below and “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus dated May 18, 2010.

The securities are debt securities as described in the prospectus which also contains a detailed summary of additional provisions of the securities and of the amended and restated indenture, dated as of August 13, 2010 (the “original indenture”), among us, as issuer, RBSG, as guarantor, and The Bank of New York Mellon, acting through its London Branch, as original trustee, as supplemented by a first supplemental indenture dated as of August 25, 2010 (the “first supplemental indenture”), among us, as issuer, RBSG, as guarantor, The Bank of New York Mellon, acting through its London Branch, as original trustee, Wilmington Trust Company, as trustee, and Citibank, N.A., as securities administrator, and a third supplemental indenture dated as of September 27, 2011 (the “third supplemental indenture”) among us, as issuer, RBSG, as guarantor, and Wilmington Trust Company, as trustee, under which the securities will be issued (the original indenture, as supplemented by the first supplemental indenture and the third supplemental indenture, and as may be further supplemented or amended from time to time, collectively, the “indenture”).  The following description of the securities supplements the description of the indenture and the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. These documents should be read in connection with the applicable pricing supplement. Pursuant to an administration agreement dated as of August 25, 2010 (the “administration agreement”), among us, RBSG, Wilmington Trust Company, and Citibank, N.A., the securities administrator will be the authenticating agent, paying agent, securities registrar and transfer agent for the securities. The securities issued under the indenture will constitute a single series under the indenture, together with any securities that we may issue in the future under the indenture that we designate as being part of that series.

The aggregate principal amount of each series of the securities will be set forth in the applicable pricing supplement. The securities will mature on the date set forth in the applicable pricing supplement.

Prior to the applicable maturity date, the securities are not redeemable at our option or repayable at the option of any holder except as described under “—Optional Tax Redemption.”  The securities are not subject to any sinking fund.

The CUSIP number for each series of the securities will be set forth in the applicable pricing supplement. You may transfer the securities only in whole denominations.

Denomination

We will offer the securities in denominations of the Original Offering Price or in integral multiples thereof. Any securities of a series offered after such series’ initial offering may be issued at a price higher or lower than the stated principal amount, based on the indicative value of the securities at that time. However, regardless of the issue price of any securities, the stated principal amount or par value of all securities will be the Original Offering Price or integral multiples thereof.

Ranking

The securities will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations save for those preferred by mandatory provision of law. The indenture does not limit the amount of additional indebtedness that we may incur.

Guarantee

The Royal Bank of Scotland Group plc, which we refer to as RBSG, will fully and unconditionally guarantee payment in full to the holders of the securities. The guarantee is set forth in, and forms a part of, the indenture under which the securities will be issued. If, for any reason, we do not make any required payment in respect of the securities when due, RBSG, as the guarantor thereof, will cause the payment to be made to or to the order of the applicable paying agent on behalf of the trustee. The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing us or any other person or entity. The guarantees will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other present and future unsecured and unsubordinated obligations. RBSG may, without the consent of the holders of the securities, assume all of our rights and obligations under the securities and upon such assumption, we will be released from our liabilities with respect to the indenture and the securities. An assumption of our obligations under the securities might be deemed for U.S. federal income tax purposes to be an exchange of the securities for new securities by each beneficial owner, resulting in the recognition of taxable gain or loss and possibly other adverse tax consequences. You should consult your tax adviser regarding the U.S. federal, state and local income tax consequences of an assumption.  Any payment in respect of the securities, including any repayment of your principal, will be subject to the credit risk of us and RBSG.

Listing

Unless provided for in the applicable pricing supplement, the securities will not be listed on any securities exchange or quotation system.

 Coupon Payments

Subject to our credit risk as issuer of the securities, and the credit risk of RBSG, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, on each Coupon Payment Date (as defined below), we will pay a periodic cash coupon per security (each, a “Coupon Payment”) based upon the performance of each Underlying Share within the Basket from its Initial Share Price, determined on the pricing date, to its Ending Share Price, determined on each Coupon Valuation Date, calculated as described below. Coupon Payments may be payable annually, semi-annually, quarterly, monthly, or at such other intervals as set forth in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, each Coupon Payment will be paid periodically in arrears and will equal:

Original Offering Price × Coupon Rate × (the applicable day-count fraction for each Coupon Period),

where the “day-count fraction” will be the number of days in such Coupon Period (calculated on the basis of a 360-day year of twelve 30-day months) divided by 360, unless otherwise specified in the applicable pricing supplement. The Coupon Payment will be payable on the relevant Coupon Payment Date for such Coupon Period.

Each “Coupon Period” will be the period, from and including, a Coupon Payment Date, to but excluding, the immediately succeeding Coupon Payment Date, where the initial Coupon Period shall be from and including, the settlement date specified in the applicable pricing supplement, to but excluding the initial Coupon Payment Date.

The “Underlying Share Return” of each Underlying Share means the percentage increase or decrease in the price of such Underlying Share from its Initial Share Price, determined on the pricing date, to its Ending Share Price, determined on the applicable Coupon Valuation Date, and will be equal to (expressed as a percentage):

The “Coupon Rate” determined on a Coupon Valuation Date will be the arithmetic average of the Share Performance of each Underlying Share within the Basket on such Coupon Valuation Date, which may be subject to a minimum fixed percentage per annum, which may be 0%, specified in the applicable pricing supplement (which we refer to as the “Minimum Coupon Rate”).

The “Share Performance” of each Underlying Share on each Coupon Valuation Date means:

(a)
(i) if the Underlying Share Return on a Coupon Valuation Date is greater than or equal to zero (i.e., the Ending Share Price for an Underlying Share on a Coupon Valuation Date is greater than or equal to its Initial Share Price), the Share Performance for such Underlying Share on such Coupon Valuation Date will equal a fixed percentage specified in the applicable pricing supplement (the “Auto-Cap Rate”), in which case, the per annum return on your investment at maturity will not exceed a specified return over the Original Offering Price equal to the Auto-Cap Rate; and

(ii) if the Underlying Share Return on a Coupon Valuation Date is less than zero (i.e., the Ending Share Price for an Underlying Share on a Coupon Valuation Date is less than its Initial Share Price), the Share Performance for such Underlying Share for such Coupon Valuation Date will equal the greater of (x) the Underlying Share Return and (y) a minimum percentage specified in the applicable pricing supplement (which we refer to as the “Floor Rate”); or

(b)
if specified in the applicable pricing supplement, the Share Performance of each Underlying Share on each Coupon Valuation Date may equal the Underlying Share Return, subject to a Floor Rate and/or a maximum percentage, if specified in the applicable pricing supplement (which we refer to as the “Cap Rate”), in which case, the per annum return on your investment at maturity will not exceed a specified return over the Original Offering Price equal to the Cap Rate;

provided that, in each case, the Coupon Rate will not be less than 0%.

Coupon Payments will be paid in arrears on each Coupon Payment Date to but excluding the maturity date. Coupon Payments will be payable to the person in whose name a security is registered at the close of business on the record date before each Coupon Payment Date. Coupon Payments payable at maturity will be payable to the person to whom principal is payable, and the paying agent will make the Coupon Payment on the maturity date, whether or not that date is a Coupon Payment Date. Unless otherwise set forth in the applicable pricing supplement, the “record date” for a Coupon Payment Date is the date that is 15 calendar days prior to that Coupon Payment Date, whether or not that date is a business day.

The “Coupon Payment Dates” will be as specified in the applicable pricing supplement, provided that if a scheduled Coupon Payment Date is not a business day, then the applicable Coupon Payment will be made on the next succeeding business day following such scheduled Coupon Payment Date and no interest will accrue or be payable as a result of the delayed payment and no adjustment will be made to the length of the corresponding Coupon Period; provided further that the final Coupon Payment Date will be the maturity date. If, due to a Market Disruption Event or otherwise, as described above, a scheduled Coupon Valuation Date with respect to any Underlying Share within the Basket is postponed so that it falls less than three (3) business days prior to the scheduled Coupon Payment Date, the Coupon

Payment Date will be the third business day following that Coupon Valuation Date, as postponed. See the section herein and the sections entitled “—Each Initial Share Price and each Ending Share Price” and “—Market Disruption Events.”

Unless otherwise specified in the applicable pricing supplement, a “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Payment at Maturity

In addition to the final Coupon Payment, if any, at maturity, subject to our credit risk as issuer of the securities, and the credit risk of RBSG, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, you will be entitled to receive a cash payment per security (the “Payment at Maturity”) that you hold, denominated in U.S. dollars, equal to the Original Offering Price.

The “maturity date” will be as specified in the applicable pricing supplement. If the scheduled maturity date (as specified in the applicable pricing supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a Market Disruption Event or otherwise, as described above, the final Coupon Valuation Date with respect to any Underlying Share within the Basket is postponed so that it falls less than three (3) business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Coupon Valuation Date, as postponed, unless otherwise specified in the applicable pricing supplement. However, if a security is issued with a term (from but excluding the settlement date to and including the maturity date, each as specified in the applicable pricing supplement) of one year or less, any postponement of the maturity date shall not cause the term (calculated as described above) to exceed one year. See “—Market Disruption Events.”

Each Initial Share Price and each Ending Share Price

When we refer to the price of an Underlying Share in this product supplement, we mean the price of the shares of common stock of an issuer (which may include non-U.S. equity securities issued through depositary arrangements such as American Depositary Shares, or ADSs) or the price of the shares of an exchange-traded fund, in each case as specified in the applicable pricing supplement.

Initial Share Price

Unless otherwise specified in the applicable pricing supplement, the “Initial Share Price” for any Underlying Share will equal the closing price of the Underlying Stock or shares of the Underlying Equity Fund on the pricing date and, in each case as determined by the calculation agent.

The “closing price” per share of an Underlying Stock or an Underlying Equity Fund on a given day means:

(a)
If an Underlying Share is listed or admitted to trading on a national securities exchange in the United States that is registered under the Exchange Act (“registered national securities exchange”), the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session). If the last reported sale price is not available pursuant to the preceding sentence, then the “closing price” means the last reported sale price of the principal trading session on the OTC Bulletin Board Service (including its successor, if any, the “OTC Bulletin Board”) operated by the FINRA on that day.

(b)
If an Underlying Share is not listed or admitted to trading on a registered national securities exchange, but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on that day.

If a Market Disruption Event (as defined below) occurs with respect to such Underlying Stock or shares of such Underlying Equity Fund, or if the last reported sale price is not available pursuant to paragraph (a) or (b) above, then the “closing price” means the arithmetic mean, as determined by the calculation agent, of the bid prices on that day from as many dealers in such Underlying Stock or shares of such Underlying Equity Fund, but not exceeding three, as will make such bid prices available to the calculation agent on that day. Bids of RBS Securities Inc. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price will be determined by the calculation agent in its sole discretion, acting in good faith, taking into account any information that it deems relevant.

Ending Share Price

If a security is issued with a term (from but excluding the settlement date to and including the maturity date, each as specified in the relevant pricing supplement) of one year or less, the provisions which follow will apply, but the Coupon Valuation Date(s) and the maturity date will not adjust so that the term (calculated as described above) is greater than one year.

Unless otherwise specified in the applicable pricing supplement, each “Ending Share Price” for any Underlying Share will equal the closing price of the Underlying Stock or shares of the Underlying Equity Fund on the applicable Coupon Valuation Date, as determined by the calculation agent, in each case, multiplied by the Adjustment Factor, subject to the terms and provisions which we describe herein and in “—Market Disruption Events.”  The “Adjustment Factor” will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting such Underlying Stock or Underlying Equity Fund. See “—Adjustment Events” below.

A “Coupon Valuation Date” means each Market Measure Business Day (as defined below) on which an Ending Share Price will be calculated, as specified in the applicable pricing supplement; provided that, (i) if a Market Disruption Event has occurred or is continuing with respect to any Underlying Share on any scheduled Coupon Valuation Date or (ii) if a scheduled Coupon Valuation Date is determined by the calculation agent not to be a Market Measure Business Day with respect to any Underlying Share by reason of an extraordinary event, occurrence, declaration or otherwise, the Coupon Valuation Date for such affected Underlying Share(s) will be postponed to the immediately succeeding Market Measure Business Day where no Market Disruption Event has occurred or is continuing; provided further that no Coupon Valuation Date will be postponed by more than five (5) business days beyond the original Coupon Valuation Date, as further described herein and in “—Market Disruption Events.”  If there is no Market Measure Business Day on which no Market Disruption Event has occurred or is continuing from and including the original valuation date through and including the fifth business day after the original valuation date, the price of an Underlying Share for the affected valuation date will be determined (or, if not determinable, estimated) by the calculation agent in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances on the fifth business day after the original valuation date, regardless of any occurrence or continuance of any Market Disruption Event on such date. The Coupon Valuation Date with respect to all unaffected Underlying Shares will be the Coupon Valuation Date as originally scheduled. If a scheduled Coupon Valuation Date with respect to any Underlying Share within the Basket is postponed so that it falls less than three (3) business days prior to the scheduled Coupon Payment Date, the Coupon Payment Date will be the third business day following that Coupon Valuation Date with respect to the affected Underlying Share, as postponed.

Unless otherwise specified in the applicable pricing supplement, a “Market Measure Business Day” means, a day, as determined by the calculation agent, on which trading is generally conducted on the primary exchange or organized market for trading of an Underlying Stock or shares of an Underlying Equity Fund.

Market Disruption Events

Underlying Stock and Underlying Equity Fund

With respect to any Underlying Stock or any Underlying Equity Fund, a “Market Disruption Event” means, unless otherwise specified in the applicable pricing supplement, one or more of the following events, as determined by the calculation agent in its sole discretion:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of such Underlying Stock or shares of such Underlying Equity Fund on the primary exchange or organized market for trading for such Underlying Stock or shares of such Underlying Equity Fund for more than two hours of trading, or during the one-half hour period preceding the close of trading, during the principal trading session (without taking into account any extended or after-hours trading session) on such primary exchange or organized market;

(b)
the occurrence or existence of a suspension, absence or material limitation of trading of futures or options contracts related to such Underlying Stock or shares of such Underlying Equity Fund on the primary market for trading futures or options contracts related to such Underlying Stock or shares of such Underlying Equity Fund for more than two hours of trading, or during the one-half hour period preceding the close of trading, during the principal trading session (without taking into account any extended or after-hours trading session) on such primary market;

(c)
a breakdown or failure in the price and trade reporting systems of the primary exchange or organized market for trading for such Underlying Stock or shares of such Underlying Equity Fund as a result of which the reported trading prices for such Underlying Stock or shares of such Underlying Equity Fund during the last one-half hour preceding the close of the principal trading session on such primary exchange or organized market for trading are materially inaccurate; or

(d)	solely for any Underlying Equity Fund that tracks a Target Index:

(i)
any suspension or absence of, or material limitation imposed on, trading by the primary exchange or quotation system in the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Target Index, whether by reason of movements in price exceeding limits permitted by the primary exchange or quotation system therefor or otherwise; or

(ii)
any event (other than an event described in clause (d)(i) above or clause (d)(iii) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Target Index on the primary exchange or quotation system therefor, on any other exchange or quotation system; or

(iii)
the closure on any Market Measure Business Day of the primary exchange or quotation system for the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Target Index prior to its scheduled closing time unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange or quotation system on such trading day and (B) the submission deadline for orders to be entered into such exchange or quotation system for execution on such Market Measure Business Day.

For the purpose of determining whether a Market Disruption Event exists with respect to any Underlying Equity Fund at any time, if trading in a security included in the Target Index is materially suspended or materially limited at that time, or there occurs an event that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for such security, then the relevant percentage contribution of that security to the level of the Target Index will be based on a comparison of (i) the portion of the level of the Target Index attributable to that security relative to (ii) the overall level of the Target Index, in each case immediately before the occurrence of that suspension, limitation or other market disruption, as the case may be.

For purposes of determining whether a Market Disruption Event with respect to any Underlying Stock or any Underlying Equity Fund has occurred or is continuing:

(1)
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the primary exchange or quotation system;

(2)	a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event;

(3)
limitations pursuant to NYSE Rule 80B (or the rules of any relevant exchange similar to any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension or absence or material limitation of trading;

(4)
a suspension in trading in a futures or options contract on such Underlying Stock by the primary exchange or quotation system related to such contract by reason of (i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or absence or material limitation of trading in futures or options contracts related to such Underlying Stock; and

(5)
a suspension or absence or material limitation of trading on any primary exchange or quotation system or on the primary market on which futures or options contracts related to such Underlying Stock are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Adjustment Events

For securities linked to Underlying Stocks or Underlying Equity Funds, the calculation agent, in its sole discretion, may adjust the Adjustment Factor, and hence the Ending Share Price of any Underlying Share on any Coupon Valuation Date, if an event described below occurs on or before the applicable Coupon Valuation Date(s), and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical price of any Underlying Stock or shares of any Underlying Equity Fund.

The Adjustment Factor with respect to any Underlying Stock or shares of any Underlying Equity Fund, as applicable, will be adjusted as follows:

(a)	Stock Splits and Reverse Stock Splits

If any Underlying Stock or shares of any Underlying Equity Fund is subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor with respect to such Underlying Stock or Underlying Equity Fund will be adjusted so that the new Adjustment Factor will equal the product of:

•	the then-current Adjustment Factor; and

•
the number of shares which a holder of one share of Underlying Stock or Underlying Equity Fund before the effective date of such stock split or reverse stock split would have owned immediately following the applicable effective date.

(b)	Stock Dividends

If any Underlying Stock or Underlying Equity Fund is subject (i) to a stock dividend (i.e., the issuance of additional Underlying Stock or shares of such Underlying Equity Fund) that is given ratably to all holders of such Underlying Stock or such Underlying Equity Fund, as applicable, or (ii) to any other distribution of such Underlying Stock or shares of such Underlying Equity Fund to all holders of record of such Underlying Stock or such Underlying Equity Fund, as applicable, as a result of the triggering of any provision of the corporate charter of the Underlying Company(ies) or governing documents of the Underlying Equity Fund(s) or otherwise, in each case other than a stock split described in paragraph (a), then once the dividend has become effective and such Underlying Stock or shares of such Underlying Equity Fund is trading ex-dividend, the Adjustment Factor with respect to such Underlying Stock or Underlying Equity Fund, as applicable, will be adjusted so that the new Adjustment Factor will equal the product of:

•	the then-current Adjustment Factor; and

•
the number of shares which a holder of one share of Underlying Stock or Underlying Equity Fund before the effective date of the dividend and such shares are trading ex-dividend would have owned immediately following the applicable effective date;

provided that no adjustment will be made for a dividend for which the number of shares of such Underlying Stock or Underlying Equity Fund paid or distributed is based on a fixed cash equivalent value, unless such dividend is an Extraordinary Dividend (as defined below).

(c)	Extraordinary Dividends

There will be no adjustments to any Adjustment Factor to reflect cash dividends or other cash distributions paid with respect to any Underlying Stock or shares of any Underlying Equity Fund unless such cash dividends or other cash distributions constitute Extraordinary Dividends or cash distributions described under “Reorganization Event” in paragraph (e) below. A cash dividend or other distribution with respect to such Underlying Stock or shares of such Underlying Equity Fund will be deemed to be an “Extraordinary Dividend” if the calculation agent determines in its sole discretion that either (1) such dividend or other distribution was not made according to such Underlying Company’s or Underlying Equity Fund’s then-existing policy or practice of paying such dividends on a quarterly or other regular basis (such dividend or distribution paid in accordance with existing practice being “non-Extraordinary Dividend”) or (2) such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend by an amount equal to at least 10% of the closing price of such Underlying Stock or shares of Underlying Equity Fund (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Market Measure Business Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the “ex-dividend date”).

If an Extraordinary Dividend occurs with respect to any Underlying Stock or shares of any Underlying Equity Fund, the Adjustment Factor with respect to such Underlying Stock or Underlying Equity Fund, as applicable, will be adjusted on the relevant ex-dividend date so that the new Adjustment Factor will equal the product of:

•	the then-current Adjustment Factor; and

•
a fraction, (i) the numerator of which is the closing price of such Underlying Stock or shares of such Underlying Equity Fund, as applicable, on the Market Measure Business Day preceding the ex-dividend date, and (ii) the denominator of which is the amount by which the closing price on the Market Measure Business Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for any Underlying Stock or shares of any Underlying Equity Fund will equal:

•
in the case of an Extraordinary Dividend that constitutes regular dividends paid in accordance with existing practice (i.e., paid as described in subparagraph (2) above), the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such Underlying Stock or Underlying Equity Fund; or

•
in the case of an Extraordinary Dividend that does not constitute regular cash dividends or other distributions that do not constitute regular dividends paid in accordance with existing practice (i.e., paid as described in subparagraph (1) above), the amount per share of such Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution described in paragraph (a), paragraph (d), paragraph (e), or paragraph (f) under this section “Adjustment Events” that also constitutes an Extraordinary Dividend will not cause an adjustment to such Adjustment Factor pursuant to this paragraph (c).

(d)	Issuance of Rights or Warrants by an Underlying Company

If any Underlying Company issues rights or warrants to all holders of its Underlying Stock to subscribe for or purchase such Underlying Stock at an exercise price per share less than the closing price of such Underlying Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the Adjustment Factor with respect to such Underlying Stock will be adjusted to equal the product of:

•	the then-current Adjustment Factor; and

•
a fraction, (i) the numerator of which will be the number of shares of such Underlying Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of shares of such Underlying Stock offered for subscription or purchase pursuant to such rights or warrants, and (ii) the denominator of which will be the number of shares of such Underlying Stock outstanding immediately prior to the issuance of such rights or warrants plus the incremental number of shares of Underlying Stock that a holder can purchase on the expiration date of such rights or warrants, determined based on the closing price of such Underlying Stock relative to the exercise price of such rights or warrants. For purposes of clause (ii), the incremental number of shares will be determined by multiplying the number of shares of such Underlying Stock offered for subscription or purchase pursuant to such rights or warrants by its exercise price, and dividing the product by the closing price of such Underlying Stock on the expiration date of such rights or warrants.

(e)	A Reorganization Event affecting an Underlying Company

If a Reorganization Event (as defined below) occurs, in each case as a result of which the holders of any Underlying Stock are entitled to receive Exchange Property (as defined below) with respect to or in exchange for such Underlying Stock, then, following the effective date of such Reorganization Event, in lieu of using the closing price for such Underlying Stock to calculate the closing price of such Underlying Stock on the applicable Coupon Valuation Date(s), the calculation agent will use the Transaction Value received with respect to a share of such Underlying Stock, as set forth below. The Adjustment Factor will be adjusted so that the closing price for such Underlying Stock on the applicable Coupon Valuation Date(s) multiplied by the Adjustment Factor will result in the Transaction Value per share of Underlying Stock.

“Reorganization Event” means with respect to any Underlying Stock any of the following events:

(1)	there has occurred any reclassification or change with respect to such Underlying Stock, including, without limitation, as a result of the issuance of any tracking stock by the Underlying Company;

(2)
the Underlying Company or any surviving entity or subsequent surviving entity of the Underlying Company (the “Underlying Company Successor”) has been subject to a merger, combination or consolidation and is not the surviving entity;

(3)	any statutory exchange of securities of the Underlying Company or any Underlying Company Successor with another corporation occurs (other than pursuant to clause (2) above);

(4)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

(5)
the Underlying Company issues to all of its shareholders equity securities of an issuer other than such Underlying Company, including equity securities of subsidiaries or affiliates of the Underlying Company (other than in a transaction described in clauses (2), (3) or (4) above) (a “Spin-off Event”);

(6)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company; or

(7)
the Underlying Company or Underlying Company Successor has been subject to a merger, combination or consolidation and is the surviving entity, but the transaction results in the outstanding shares of Underlying Stock (other than any Underlying Stock owned or controlled by the other party to such merger, combination or consolidation) immediately prior to such event to collectively represent less than 50% of the outstanding shares of Underlying Stock immediately following such event.

“Exchange Property” means securities, cash or any other assets distributed to holders of any Underlying Stock in any Reorganization Event, including, (A) in the case of the issuance of tracking stock or in the case of a Spin-off Event, such Underlying Stock with respect to which the tracking stock or spun-off security was issued and (B) in the case of any other Reorganization Event where such Underlying Stock continues to be held by the holders receiving such distribution, such Underlying Stock.

“Transaction Value” means (A) for any cash received as Exchange Property in any such Reorganization Event, the amount of cash received per share of Underlying Stock valued as of the date of the Reorganization Event; (B) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the calculation agent, as of the date of receipt by the party owning the original shares, of such Exchange Property received per share of Underlying Stock; and (C) for any security received in any such Reorganization Event (including in the case of the issuance of tracking stock, such reclassified Underlying Stock and, in the case of a Spin-off Event, such Underlying Stock with respect to which the spun-off security was issued), an amount equal to the closing price of such Underlying

Stock, as of the applicable Coupon Valuation Date, per share of such security multiplied by the quantity of such security received for each such Underlying Stock.

(f)	Other Distributions by any Underlying Equity Fund

If any Underlying Equity Fund, after the pricing date, declares or makes a distribution to all holders of the shares of such Underlying Equity Fund of any class of its capital stock (other than shares of such Underlying Equity Fund), evidences of its indebtedness, or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Adjustment Factor will be adjusted such that the new Adjustment Factor will equal the product of:

•	the then current Adjustment Factor; and

•
a fraction, (i) the numerator of which will be the closing price of the shares of such Underlying Equity Fund on the Market Measure Business Day preceding the date such distribution became effective, and (ii) the denominator of which will be the closing price of the shares of such Underlying Equity Fund as of the time the distribution became effective, less the fair market value, as determined by the calculation agent, of the portion of the capital stock, evidences of indebtedness, rights or warrants or other non-cash assets so distributed or issued applicable to one share of such Underlying Equity Fund.

(g)	Adjustments for ADSs

If an ADS serving as any Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the Underlying Company(ies) and the ADS depositary is terminated for any reason, then, on and after the date the ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the “Change Date”), an ADS Underlying Stock will be deemed to be such Underlying Stock. The Adjustment Factor will thereafter equal the last value of the Adjustment Factor for the ADSs multiplied by the number of shares of ADS Underlying Stock represented by a single ADS. The closing price of the Underlying Stock on a Coupon Valuation Date will be expressed in U.S. dollars, converting the closing price of such ADS Underlying Stock on that Coupon Valuation Date into U.S. dollars using the applicable exchange rate on that Coupon Valuation Date, as described below.

On any given Coupon Valuation Date, the applicable exchange rate will be the spot rate of the local currency of such ADS Underlying Stock relative to the U.S. dollar as reported by Reuters on the relevant page for such rate at approximately the closing time of the primary exchange or organized market for trading for such ADS Underlying Stock on such day. However, if such rate is not displayed on the relevant Reuters page on such Coupon Valuation Date, the applicable exchange rate on such day will equal (1) an average (mean) of the bid quotations in New York City received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following such Coupon Valuation Date, from three recognized foreign exchange dealers or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the securities for settlement on the third business day following such Coupon Valuation Date. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion, in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances.

With respect to paragraphs (a) to (e) above, if the securities are linked to ADSs as an Underlying Share, all adjustments to the Adjustment Factor for such Underlying Stock described above will be made to the Adjustment Factor for the ADSs as if an ADS Underlying Stock was serving as such Underlying Stock described above. Therefore, for example, if such ADS Underlying Stock represented by the ADSs is subject to a two-for-one stock split and assuming the Adjustment Factor is equal to one, the Adjustment Factor for the ADS would be adjusted to equal to two. If the securities are linked to ADSs, the term “dividend” will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid by the issuer of such ADS Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If any Underlying Share are ADSs, no adjustment to the ADS price or the Adjustment Factor, including those described below, will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described above or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has already adjusted the number of shares of such ADS Underlying Stock represented by each ADS to reflect the corporate event in question. However, to the extent that the number of shares of ADS Underlying Stock represented by each ADS is changed for any other reason, appropriate adjustments to the Adjustment Factor will be made to reflect such change.

With respect to paragraphs (a) to (f) above, no adjustments to the Adjustment Factor for such Underlying Stock or Underlying Equity Fund will be required unless such adjustment would require a change of at least 0.1% in the Adjustment Factor then in effect. The Adjustment Factor resulting from any of the adjustments specified above will be rounded to six decimal places, with one five ten-millionths being rounded upward. Adjustments to the Adjustment Factor of such Underlying Stock or Underlying Equity Fund will be made up to and including the final Coupon Valuation Date.

No adjustments to the Adjustment Factor or method of calculating the Adjustment Factor will be required other than those specified above. However, the calculation agent may, in its sole discretion, make additional adjustments to the Adjustment Factor to reflect changes occurring in relation to such Underlying Stock or shares of such Underlying Equity Fund and in circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. The required adjustments specified above do not cover all events that could affect the closing price or market value of such Underlying Stock or shares of such Underlying Equity Fund.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets, including cash, in connection with any corporate event described above; its determinations and calculations will be conclusive absent a determination of a manifest error.

We will provide, within ten business days following the occurrence of an event that requires an adjustment to the Adjustment Factor, or, if later, within ten business days following the date on which we become aware of this occurrence, written notice to the securities administrator, which will provide notice to the holders of the securities of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Adjustment Factor.

Events of Default and Acceleration

Unless otherwise set forth in the applicable pricing supplement, if an event of default, as defined in the indenture, with respect to any series of the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the indenture will be determined by the calculation agent and will be equal to the Payment at Maturity described under the caption “—Payment at Maturity,” calculated as if the date of acceleration were the final Coupon Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its Delaware office, and to the securities administrator at its New York office, on which notice the trustee and the securities administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the securities, if any, as promptly as possible and in no event later than two business days after the date of acceleration.

Role of the Calculation Agent

Unless otherwise specified herein, the calculation agent has the sole discretion to make all determinations regarding the securities as described in this product supplement, including determinations regarding each Initial Share Price, each Ending Share Price, each Underlying Share Return, each Share Performance, each Coupon Rate, each Coupon Payment and the Payment at Maturity that you will be entitled to receive, the successor market measure, the existence of a Market Measure Business Day and whether a Market Disruption Event has occurred or is continuing. Absent manifest error, all determinations of the calculation agent will be final and binding on us and the holders and beneficial owners of the securities, without any liability on the part of the calculation agent.

RBSSI or one of our other affiliates will act as the calculation agent for the securities, unless otherwise specified in the applicable pricing supplement. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable pricing supplement.

Optional Tax Redemption

Other than as provided below, the securities will not be redeemable prior to their stated maturity dates.

We or RBSG will have the option to redeem securities issued as part of the same issuance as a whole, and not in part, prior to their stated maturity upon not less than 30 nor more than 60 days’ notice to each holder of such securities, on any business day at a redemption price as determined by the calculation agent to be equal to the fair market value of the securities, if we or RBSG, as applicable, determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction (as defined below under “—Additional Amounts”), including any treaty to which such U.K taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable pricing supplement:

•
in making any payments on such securities, we or RBSG, as applicable, have paid or will or would on the next payment date become obligated to pay Additional Amounts (as defined below under “—Additional Amounts”);

•
payments on the next payment date in respect of any of such securities would be treated as “distributions” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act; or

•
on the next payment date we or RBSG, as applicable, would not be entitled to claim a deduction in respect of the payments in computing our or RBSG’s U.K. taxation liabilities, or the value of the deduction to us or RBSG, as applicable, would be materially reduced.

The notice will specify, among other things:

•	the redemption date;

•	the amount of securities to be redeemed;

•	the redemption price;

•	the place or places where the securities are to be surrendered for payment at the redemption price; and

•	that the redemption price will become due and payable on the redemption date.

In each case we or RBSG will be required, before giving a notice of redemption, to deliver to the trustee and the securities administrator a written legal opinion of independent English counsel of recognized standing, selected by us or RBSG, as applicable, in a form satisfactory to the trustee and securities administrator confirming that we or RBSG, as applicable, is entitled to exercise this right of redemption.

Since the securities will be represented by one or more registered global certificates, DTC (as the depository) or its nominee will be treated as the holder of the securities; therefore DTC or its nominee will be the only entity that receives notices of redemption of securities from us. See the section entitled “—Forms of Securities” and “—Manner of Transfer, Exchange and Payment” below.

The actual redemption of a security normally will occur on the payment date or dates following receipt of a valid notice. Unless otherwise specified in the pricing supplement, the redemption price will be equal to the fair market value of the securities on the fifth Market Measure Business Day prior to the redemption date, as determined by the calculation agent in good faith and in a commercially reasonable manner to be fair and equitable to the holders of the securities, which determination shall be binding on us and the holders of the securities. Such fair market value would take into consideration, among other things, the price of an Underlying Share, the time remaining to maturity of the securities, and the value of expected future payments on the securities based on then current market conditions.

Additional Amounts

We or RBSG will pay any amounts to be paid by us or RBSG, as guarantor, on any securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. Unless the applicable pricing supplement provides otherwise, if at any time a U.K. taxing jurisdiction requires us or RBSG, as guarantor, to make such deduction or withholding, we or RBSG, as guarantor, will pay additional amounts with respect to the principal of, and payments on, the securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those securities, after the deduction or withholding, shall equal the amounts of principal and any payments which would have been payable on those securities if the deduction or withholding had not been required.

However, this will not apply to any tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of a security, or the collection of any payment of, or in respect of, principal of, or any payments on, any security;

•	except in the case of a winding up in the United Kingdom, the relevant security is presented (where presentation is required) for payment in the United Kingdom;

•	the relevant security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the security (where presentation is required) for payment at the close of that 30-day period;

•
the holder or the beneficial owner of the relevant security or the beneficial owner of any payment of or in respect of principal of, or any payments on, the security failed to comply with a request by us, RBSG, our liquidator or RBSG's liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge, fee, deduction or withholding;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directives;

•
the relevant security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant security (where presentation is required) to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall Additional Amounts be paid with respect to a payment of the principal or any payments to any person if the payment would be required by the laws of any U.K. tax jurisdiction to be included in the income of another person and such other person would not have been entitled to such Additional Amounts had it received such payment directly.

Whenever we refer in this product supplement, in any context, to the payment of the principal of or any payments on, or in respect of, any security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

We are neither under any obligation to, nor do we intend to, make any additional payments in respect of U.S. tax or withholding requirements.

Forms of Securities

We will offer the securities on a continuing basis and will issue securities only in fully registered form either as registered global securities or, in limited circumstances, as certificated securities (which we also refer to as definitive securities).

Registered Global Securities.  For registered global securities, we will issue one or more global certificates representing the entire issue of securities. Except as set forth in the accompanying prospectus under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities” you may not exchange registered global securities or interests in registered global securities for certificated securities.

Each global security certificate representing registered global securities will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. These certificates name DTC or its nominee as the owner of the securities. DTC maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of DTC’s procedures for global securities representing book-entry securities is set forth under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—The Clearing Systems—DTC” in the accompanying prospectus.

Certificated Securities.  If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the security. The person named in the security register will be considered the owner of the security for all purposes under the indenture. For example, if we need to ask the holders of the securities to vote on a proposed amendment to the securities, the person named in the security register will be asked to cast any vote regarding that security. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your security in our records and will be entitled to cast the vote regarding your security. You may not exchange certificated securities for registered global securities or interests in registered global securities. See “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities” in the accompanying prospectus.

Manner of Transfer, Exchange and Payment

If we ever issue securities in certificated form, those securities may be presented for payment, transfer and exchange at the office of any transfer agent designated and maintained by us. We have initially designated Citibank, N.A., the securities administrator under the indenture, at 111 Wall Street, 15th Floor, New York, New York 10043, Attention: Corporate Trust Services, as our current agent for the payment, transfer and exchange of the securities. We refer to Citibank, N.A. acting in this capacity, as the paying agent. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

We will not be required to:

•
register the transfer or exchange of any security if the holder has exercised the holder’s right, if any, to require us to repurchase the security, in whole or in part, except the portion of the security not required to be repurchased;

•	register the transfer or exchange of securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any security selected for redemption in whole or in part, except the unredeemed or unpaid portion of that security being redeemed in part.

No service charge will be made for any registration or transfer or exchange of securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of securities.

Book-Entry Securities.  The paying agent will make payments of principal and premium if any, to the account of DTC, as holder of book-entry securities, by wire transfer of immediately available funds. We expect that DTC, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry securities as shown on the records of DTC. We also expect that payments by DTC’s participants to owners of beneficial interests in the book-entry securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Securities.  U.S. dollar payments of principal and premium if any, upon maturity, redemption or repayment on a security will be made in immediately available funds against presentation and surrender of the security.

Trustee and Securities Administrator

Wilmington Trust Company is the trustee for the securities under the indenture. Wilmington Trust Company’s address is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890. Citibank, N.A. will act as securities administrator for the securities. We and our affiliates may from time to time maintain banking relationships or conduct transactions in the ordinary course of business with the trustee, the securities administrator, and their affiliates. Wilmington Trust Company and Citibank, N.A. also serve in similar capacities for a number of series of our outstanding indebtedness.

CLEARANCE AND SETTLEMENT

The securities will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the securities in immediately available funds. We will pay the Payment at Maturity in immediately available funds so long as the securities are maintained in book-entry form. DTC participants that hold the securities through DTC on behalf of investors will follow the settlement practices applicable to the securities in DTC’s settlement system with respect to the primary distribution of the securities and secondary market trading, if any, between DTC participants. See “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus for more information.

We may deliver the securities against payment therefor on a date that is greater than three business days following the pricing date. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree to otherwise. Accordingly, if the initial settlement of the securities occurs more than three business days from the pricing date, purchasers who wish to trade the securities more than three business days prior to the original issue date of the securities will be required to specify alternative arrangements to prevent a failed settlement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and RBSG are offering the securities and related guarantees on a continuing basis exclusively through RBSSI, as our selling agent, to the extent it is named in the applicable pricing supplement. In addition, we and RBSG may offer the securities and related guarantees through certain other selling agents to be named in the applicable pricing supplement. The selling agents have agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each selling agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay a selling agent, in connection with sales of these securities resulting from a solicitation that selling agent made or an offer to purchase the selling agent received, a selling commission ranging from 0.05% to 8% of the Original Offering Price of the securities to be sold, depending upon the maturity of the securities.

We and RBSG may also sell these securities to a selling agent as principal for its own account at discounts to be agreed upon at the time of sale. That selling agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that selling agent determines and as we will specify in the applicable pricing supplement. A selling agent may offer the securities it has purchased as principal to other dealers. That selling agent may sell the securities to any dealer at a concession and, unless otherwise specified in the applicable pricing supplement, the concession allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that the selling agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

Each of the selling agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and RBSG have agreed to indemnify the selling agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments made in respect of those liabilities.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange. We have been advised by RBSSI that it intends to make a market in these securities, as applicable laws and regulations permit. The agents are not obligated to make a market in these securities, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

In addition, we may, at our sole option, extend the offering period for securities offered pursuant to a pricing supplement. To the extent the total aggregate principal amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase the unsold portion and hold such securities initially for its own investment. During an extended offering period, securities will be offered at prevailing market prices which may be above or below the Original Offering Price set forth in the applicable pricing supplement. Our affiliates will not make a market in those securities during that period, and are not obligated to do so after the distribution is complete.

RBSSI is an affiliate of ours and RBSG. RBSSI will conduct each offering of these securities in compliance with the requirements of the Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate. Following the initial distribution of any of these securities, RBSSI may offer and sell those securities in the course of its business as broker-dealer. RBSSI may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. RBSSI may use this product supplement in connection with any of these transactions. RBSSI is not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Neither RBSSI nor any other affiliated agent or dealer of ours utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for its own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any over-allotment option. The agents can close out a covered short sale by exercising an over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The agents may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could affect adversely investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

Other selling group members include broker-dealers and other securities firms that have executed dealer agreements with RBSSI. In the dealer agreements, the selling group members have agreed to market and sell securities in accordance with the terms of those agreements and all applicable laws and regulations.

RBSSI’s address is RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

TAXATION IN THE UNITED KINGDOM

The following is a general summary of certain U.K. tax consequences as of the date of this product supplement in relation to the securities. It is based on current United Kingdom law as applied in England and Wales and HM Revenue & Customs practice and is not exhaustive. It does not address the U.K. consequences of any payment by RBSG under the guarantee. Any holders who are in doubt as to their tax position should consult their professional advisers.

Payments on the Securities

It is expected that the securities should be treated as debt securities for United Kingdom tax purposes and the following is written on that basis.

Where securities are to be, or may fall to be, redeemed at a premium, then any such element of premium may constitute a payment of interest for the purposes of United Kingdom withholding tax. If any such element of premium does not constitute a payment of interest for the purposes of United Kingdom withholding tax, it generally will be paid by RBS plc without withholding or deduction for or an account of United Kingdom income tax.

Interest on the securities generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax provided that RBS plc continues to be a bank within the meaning of Section 991 of the Income Tax Act 2007 (the “ITA 2007”) and the interest on the securities is paid in the ordinary course of its business within the meaning of Section 878 of the ITA 2007.

Additionally, if the securities are and continue to be “quoted Eurobonds,” payments of interest by RBS plc on the securities would be made without withholding or deduction for or on account of United Kingdom tax. The securities issued will constitute “quoted Eurobonds” if they are and continue to be listed on a recognized stock exchange, within the meaning of Section 1005 of the ITA 2007.

In all other cases, interest will generally be paid by RBS plc subject to deduction of income tax at the basic rate (currently 20%), subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

Persons in the United Kingdom (i) paying interest to or receiving interest on behalf of another person who is an individual, or (ii) paying amounts due on redemption of any securities which constitute deeply discounted securities as defined in Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005 to or receiving such amounts on behalf of another person who is an individual, may be required to provide certain information to HM Revenue & Customs regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries. However, in relation to amounts payable on the redemption of such securities, HM Revenue & Customs published practice indicates that HM Revenue & Customs will not exercise its power to obtain information where such amounts are paid or received on or before April 5, 2012.

EU Directive on the Taxation of Savings Income

The EU has adopted a Directive regarding the taxation of savings income. The Directive requires Member States to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual or to certain other persons in another Member State, except that Austria and Luxembourg will instead impose a withholding system for a transitional period (subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld) unless during such period they elect otherwise. The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you purchase securities at their original issuance for the Original Offering Price and hold those securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including different consequences that may apply if you are a beneficial owner of the securities who is subject to special treatment under the U.S. federal income tax laws, such as a financial institution, a regulated investment company, a tax-exempt entity, a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, a person who holds the securities as a part of a straddle or conversion transaction, a U.S. holder (as defined below) that has a “functional currency” other than the U.S. dollar, or an individual non-U.S. holder (as defined below) who is present in the United States for 183 days or more in the taxable year in which your securities are sold or retired.

Tax Treatment of the Securities

Unless otherwise indicated in the applicable pricing supplement, we intend to treat securities with a term of one year or less (from but excluding the settlement date to and including the last possible date that the securities could be outstanding pursuant to their terms) as short-term debt instruments for U.S. federal income tax purposes.

With respect to securities with a term of longer than one year (calculated as above), the applicable pricing supplement will specify whether we intend to treat these securities as “variable rate debt instruments” or as “contingent payment debt instruments” for U.S. federal income tax purposes. By purchasing the securities, you will agree to treat them consistently with our treatment. However, the IRS may not agree with the treatment we specify, and may assert that the alternative to this treatment is appropriate – for example, that securities we treat as variable rate debt instruments should instead be treated as contingent payment debt instruments. If the IRS were successful in asserting the alternative to our treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. The following disclosure applies to securities that will be treated as debt instruments for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or individual resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Unless otherwise indicated in the applicable pricing supplement, interest income earned by a U.S. holder with respect to a security will be U.S.-source income for purposes of calculating the U.S. holder’s foreign tax credit limitation.

Short-Term Debt Instruments

The following discussion applies only to short-term debt instruments, i.e., securities with a term of one year or less (from but excluding the settlement date to and including the last possible date that the securities could be outstanding pursuant to their terms).

Interest paid on a security generally will be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of tax accounting. If you are a cash-method taxpayer, you may elect to recognize this ordinary income on an accrual basis. If you do not make this election, you may be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the securities. Although accrual-method taxpayers and electing cash-method taxpayers are generally required to accrue into income interest on short-term indebtedness on a straight-line basis, because the amounts of the Coupon Payments that will be received with respect to the securities are uncertain, it is not clear how much interest will be treated as accruing prior to the time the amount of the next Coupon Payment becomes fixed.

Upon the sale or exchange of a security prior to maturity, you will recognize taxable gain or loss equal to the difference between the amount realized and your tax basis in the security. This gain or loss will be treated as short-term capital gain or loss, except that gain will be treated as ordinary income to the extent of the amount of interest that has accrued while you held the security but has not been previously recognized by you. It is not clear what portion, if any, of gain recognized upon the sale or exchange of a security prior to the time that the next Coupon payment has become fixed will be treated as attributable to accrued interest and thus as ordinary income. The deductibility of capital losses is subject to certain limitations.

Securities Treated as Variable Rate Debt Instruments

Qualified stated interest on securities that are properly treated as variable rate debt instruments (“VRDI securities”) for U.S. federal income tax purposes will be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of tax accounting. Unless otherwise indicated in the applicable pricing supplement, all stated interest on a VRDI security will be qualified stated interest. Upon the sale or exchange of a VRDI security prior to maturity, you will recognize taxable gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any amount attributable to accrued qualified stated interest, which will be treated as ordinary income as described above. However, because the amounts of the Coupon Payments that will be received with respect to the securities are uncertain, it is not clear how much stated interest will be treated as having accrued prior to the time that the next Coupon Payment has become fixed. In general, gain or loss realized upon the sale or exchange of a VRDI security will be capital gain or loss and will be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to certain limitations.

Unless otherwise stated in the applicable pricing supplement, it is expected that the securities will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. If, however, the Payment at Maturity of a security exceeds its Original Offering Price by more than a de minimis amount, such excess will be treated as OID that you must include in income as it accrues, in accordance with a constant-yield method based on compounding of interest, before the receipt of cash payments attributable to this income.

Securities Treated as Contingent Payment Debt Instruments

Securities that are properly treated as contingent payment debt instruments (“CPDI securities”) for U.S. federal income tax purposes will be subject to the OID provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue the OID on the securities as interest income, as described below. We are required to determine a “comparable yield” for each issuance of CPDI securities. The comparable yield generally is the yield at which, in similar general market conditions, we could issue a fixed-rate debt instrument with terms similar to those of the securities, including the level of subordination, term and timing of payments, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the securities. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” representing a series of payments the amount and timing of which would produce a yield to maturity on the securities equal to the comparable yield.

We will determine the comparable yield for each issuance of CPDI securities and will provide the comparable yield, and the related projected payment schedule, in the applicable pricing supplement for the securities or in another manner described in the applicable pricing supplement. Neither the comparable yield nor the projected payment schedule constitutes a representation by us or RBSG regarding the actual interest, if any, that we will pay on the securities.

For U.S. federal income tax purposes, you are required to use the comparable yield and the projected payment schedule determined by us to calculate your interest accruals in respect of the securities, unless you timely disclose and justify the use of other estimates to the IRS.

You will be required for U.S. federal income tax purposes to accrue an amount of OID for each accrual period prior to and including the maturity (or earlier sale, exchange or retirement) of the securities, that equals the product of (i) the adjusted issue price of the securities (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the securities, adjusted for the length of the accrual period, and (iii) the number of days during the accrual period that you held the securities divided by the number of days in the accrual period, with such amount adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of the contingent payments on the securities (as discussed below). For U.S. federal income tax purposes, the “adjusted issue price” of a CPDI security is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to discrepancies between projected and actual payments) and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on the security.

If the amount you actually receive on the CPDI securities in a taxable year exceeds the projected amount, such excess will be treated as additional interest income to you. If the amount you actually receive is less than the projected amount, this shortfall will first reduce the amount of interest in respect of the securities that you would otherwise be required to include in income for that taxable year, thereafter will be treated as an ordinary loss to the extent previous interest inclusions exceed the total amount of such shortfalls treated as ordinary losses in previous years, and thereafter will be carried forward to offset future taxable income or, with respect to a carryforward to a year in which the securities are sold, exchanged or retired, to reduce the amount realized on the sale, exchange or retirement.

Upon a sale or exchange of a CPDI security prior to its scheduled maturity, you will recognize taxable gain or loss equal to the difference between the amount you receive and your tax basis in the security. Your tax basis in a CPDI security will equal its cost increased by the amount of interest income you have previously accrued (determined without regard to adjustments due to discrepancies between projected and actual payments) and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on the security. Any gain will be treated as interest income. Any loss will be treated first as ordinary loss, to the extent previous interest inclusions exceed the amount previously treated as ordinary loss on account of actual payments on the securities that fell short of  projected payments, and then as capital loss. Neither these losses nor the losses attributable to shortfalls discussed in the preceding paragraph are subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to other limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

At maturity, you will be treated as receiving the amount of the payment set forth in the projected payment schedule. If you receive an amount that is different from the projected payment, this difference will be taken into account as described in the second preceding paragraph.

Special rules may apply if all the remaining payments on a CPDI security become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the securities. The character of any gain or loss on a sale or exchange of your securities also would be affected. You should consult your tax adviser concerning the application of these rules.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Unless otherwise indicated in the applicable pricing supplement, interest income (including OID) earned by a non-U.S. holder with respect to a security will be U.S.-source income for withholding tax purposes. The following discussion assumes that this interest income is U.S.-source income.

Subject to the succeeding paragraph, unless otherwise indicated in the applicable pricing supplement, payments to you on the securities, and any gain realized on a sale or exchange of the securities, will be exempt from U.S. federal withholding and income tax if (i) you provide a properly executed IRS Form W-8BEN and (ii) such amounts are not effectively connected with your conduct of a trade or business in the United States.

Legislation enacted in 2010, as modified by IRS guidance, generally imposes a withholding tax of 30% on payments made after December 31, 2013 to certain foreign entities (including financial intermediaries) of interest or dividends on, and (after December 31, 2014) the gross proceeds of dispositions of, instruments that give rise to U.S.-source interest or dividends, unless various U.S. information reporting and due diligence requirements have been satisfied. The regime applies to securities issued after March 18, 2012. The reporting and diligence requirements of the regime, which are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, generally relate to determining whether interests in or accounts with such foreign entities are owned by U.S. persons. You should consult your tax adviser regarding the possible implications of this legislation for your investment in the securities.

If you are engaged in a trade or business in the United States, and if the income or gain from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Information Reporting and Backup Withholding

Interest (including OID) accrued or paid on the securities and proceeds received from a sale, exchange or retirement of the securities generally will be subject to information reporting unless you are an exempt recipient. These amounts may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under Section 406 of ERISA and Section 4975 of the Code. We and our current and future affiliates, including RBSSI, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such security, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the security on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such security shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and shall not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and will make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and will not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser's or holder’s investment in the securities, or (C) the exercise of, or failure to exercise, any rights we have under or with respect to the securities;

(ii)
we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets or positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

THE ROYAL BANK OF SCOTLAND plc

RBS NotesSM

fully and unconditionally guaranteed by
The Royal Bank of Scotland Group plc

Variable Income Notes

PRODUCT PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 18, 2010)

RBS Securities Inc.